As filed with the Securities and Exchange Commission on September 15, 2004
Registration No. 333-111422

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

Form S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Alanar Real Estate Investment Trust

Series 1 Corporation
(exact name as specified in governing instruments)

101 South Main Street

Sullivan, Indiana 47882
812-268-3121
(Address and telephone number
of principal executive offices)

James A. Klimek, Esq.

LEWIS & KAPPES, P.C.
1700 One American Square, Box 82053
Indianapolis, Indiana 46282-0003
(317) 639-1210
(Name, address and telephone number of agent for service)

     Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If delivery of the Prospectus is expected be made pursuant to Rule 434, please check the following box.     ☐

Title of Securities	Amount to be	Proposed maximum	Proposed Maximum	Amount of
to be Registered	Registered	offering price per unit	Offering Price	Registration Fee

Shares	2,500,000	$10.00	$25,000,000	$2,022.50

     The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated                               , 2004

Alanar Real Estate Investment Trust

Series 1 Corporation

500,000 — 2.5 Million Shares at $10.00 per share

     Neither the Nasdaq Stock Market nor any national securities exchange lists the shares.

      Before investing in the shares, you should carefully consider the “Risk Factors” beginning on page       .

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of passed upon the adequacy or accuracy of this prospectus. Any representation of the contrary is a criminal offense.

     This is a best efforts, minimum-maximum offering. The Underwriter must sell the minimum number of shares offered (500,000) if any are sold. The Underwriter is required only to use its best efforts to sell the maximum number of shares offered (2,500,000).

     The minimum number of shares you may purchase is 300, unless you are a resident of North Carolina, in which case the minimum number of shares you may purchase is 500. This offering will end two years from the date of this prospectus, unless the maximum number of shares has been sold prior to that date. Until we have received and accepted subscriptions for at least 500,000 shares, the proceeds of this offering will be placed in an interest-bearing escrow account. If we do not sell 500,000 shares within two years of the date of this prospectus, this offering will be terminated and we will promptly refund your investment with interest and without deduction for escrow account expenses.

	Per Share	Total Minimum	Total Maximum

Price to the Public	$10.00	$5,000,000	$25,000,000
Underwriter’s Discounts and Commissions	$1.20	$600,000	$3,000,000
Proceeds to Alanar Real Estate Investment Trust 1 Corporation	$8.80	$4,400,000	$22,000,000

The date of this prospectus is                               .

ALANAR INCORPORATED

PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this prospectus. You should carefully read the entire prospectus, including the “Risk Factors” section beginning on page        .

About The Company

      Alanar Real Estate Investment Trust Series 1 Corporation (“we,” “us,” or the “Company”) is a recently formed Indiana corporation. We have not yet qualified as a real estate investment trust (a “REIT”) for federal income tax purposes, but intend to do so for our first full taxable year.

      Our principal executive offices are located at 101 South Main Street, Sullivan, Indiana 47882. Our phone number is (800) 268-3121.

      We intend to make mortgage loans to churches and other non-profit organizations. We will also purchase bonds and possibly other securities issued by such organizations. The value of such securities shall not exceed 25% of the total assets of the Company. We may also own real estate directly, but have no present intention to do so. As of the date of this prospectus, we have not commenced operations.

Investment Objective

      Our investment objective is to provide you with current income through distributions.

Our Adviser and Underwriter

      Alanar Incorporated (“Alanar”) is our investment adviser and will manage our business and assets. Where we describe Alanar’s role as investment adviser, we will refer to Alanar as the “Adviser.” Alanar is affiliated with us in that some of our officers and directors serve as officers and directors of Alanar and own 100% of the outstanding ownership interest in Alanar. Alanar was formed in 1988 to assist churches and other non-profit organizations in obtaining financing through the underwriting of bond offerings by such organizations. These bonds are sold not only to the members and friends of such organizations, but also to the public at large. Alanar’s principal offices are located at 101 South Main Street, Sullivan, Indiana 47882.

      Alanar will further assist us in selling our shares under this prospectus by serving as the underwriter of this offering. Where we describe in this prospectus Alanar’s role as underwriter, we will refer to Alanar as the “Underwriter.”

Summary Risk Factors

      An investment in our shares involves a number of risks. We urge you to carefully consider the matters discussed under “Risk Factors” beginning on page        before investing in our shares. Such risks include, among several others, those described below. However, not all important risks are listed in this summary, and you should consider carefully all of the other information included in this prospectus before you decide to purchase shares.

•	There is no market for the shares. Our shares will not be listed on any exchange and will not be qualified for quotation on NASDAQ. It is possible that in the future we may apply for such listing or quotation, but we have no current plans to do so. In addition, the market for REIT securities historically has been less liquid than other types of equity securities. Unless a market develops for the shares, it may be impossible for you to recoup your investment.

•	As of the date of this prospectus, we have not made any mortgage loans or purchased any securities. If we are unable to make suitable loans or acquire suitable securities, or suffer a delay in making any such investments, we will not have any cash available for distribution to you as a shareholder.

•	To the extent we sell substantially less than the maximum number of shares, we will not have sufficient funds after payment of offering and related expenses to acquire a diverse portfolio of investments. The resulting lack of diversification would materially increase the risk involved in purchasing our shares.

•	We will rely on the Adviser to manage our business and properties and the success of our business will depend on the ability of the Adviser to manage our day-to-day operations. Any adversity experienced by the Adviser could materially decrease our earnings.

•	Our officers and directors will experience conflicts between the interests of the Company and the interests of Alanar and its affiliates. Any existing or future agreements among Alanar, its affiliates and us, including agreements relating to their compensation, were not and will not be reached through arm’s-length negotiations. Such agreements may not solely reflect your interests as a shareholder of the Company.

•	Alanar may serve in a similar capacities for other entities. These relationships would result in further conflicts of interest between us and our officers and directors who work for Alanar. These and other conflicts may result in such officers and directors taking actions and making decisions that do not solely reflect your interests as a shareholder of the Company.

      If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objective will be substantially impaired. In turn, the value of your shares and our distributions to you will be materially reduced. See “Risk Factors” beginning on page        .

This Offering

      We are offering for sale a minimum of 500,000 shares and a maximum of 2,500,000 shares of the Company. The minimum number of shares you may purchase is 300 unless you are a resident of North Carolina, in which case the minimum number of shares you may purchase is 500.

Use of Proceeds

      The proceeds of this offering will be used to make mortgage loans to churches and other not for profit organizations and to purchase securities issued by such organizations. As of the date of this prospectus, we have not commenced operations.

Distributions

      As a REIT, we must distribute to our shareholders at least 90% of our annual taxable income. Because we have not identified future investments, we cannot give any assurances as to when or if we will make distributions. However, when we have made sufficient investments in loans and securities and those investments are generating sufficient cash flow, we intend to pay regular monthly distributions to our shareholders out of our cash available for distribution, in an amount determined by our board of directors.

Summary Financial Information

      We are newly formed and do not have a history of operations.

Compensation to our Adviser and Underwriter

      We will pay Alanar and its affiliates substantial amounts for assisting us in this offering and sale of our shares and for managing our business and assets.

      In connection with the sale of our shares in this offering, Alanar will receive the following fees:

	Amount if	Amount if
Description of Fee	Minimum Sold	Maximum Sold	Calculation of Fee

Selling Commission(1)	$600,000	$3,000,000	12% of shares sold
Other Organizational & Offering Expenses(2)	$150,000	$750,000	3% of shares sold

(1)	The Company shall pay the Underwriter contingent deferred sales commissions of 15% of the gross proceeds of the offering of shares as set out in this prospectus:

(a)	Commencing with completion of the sale of the minimum offering of shares described in this prospectus, the Company shall pay the Underwriter a sales commission of 5% of the gross proceeds of the sale of each share sold in the offering.

(b)	In the case of each share sold in the offering, on the first and second anniversaries of the initial commission payment set out in Paragraph (a), above, the Company shall pay the Underwriter an additional 5% of the gross proceeds of the sale of such share.

(c)	Notwithstanding the provisions of Paragraph (b), above, if a purchaser of a share in the offering redeems such share, the redemption value of such share shall be reduced by the amount of any unpaid contingent deferred commission to be paid on such share. Upon such redemption, such unpaid contingent deferred sales commissions shall be paid by the Company to the Underwriter.

(2)	Includes fees of attorneys, expenses for printing, engraving and mailing.

      In connection with the management of our business and investments, we will pay Alanar the following fees:

Description of Fee	Calculation of Fee

Advisory Fee	1.75% of Average Invested Assets, not to exceed 25% of Net Income
Incentive Fee	15% of net proceeds from sale of assets of the Company, after return of original issue price and 6% cumulative annual dividend

RISK FACTORS

      An investment in our shares involves various risks. In addition to the other information set out in this prospectus, you should consider the following factors before making a decision to purchase shares.

      Throughout this section and other sections of the prospectus, references to an “affiliate” of a person generally mean:

•	any person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of the other person;

•	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by the other person;

•	any person directly or indirectly controlling, controlled by or under common control with the other person;

•	any executive officer, director, trustee or general partner of the other person; or

•	any legal entity for which the person acts as an executive officer, director, manager, trustee or general partner.

Industry Risk

We are subject to the risks associated with mortgage lending.

      Mortgage lending involves various risks, many of which are unpredictable and beyond our control and foresight. It is not possible to identify all potential risks associated with mortgage lending. Some of the more common risks can be summarized as follows:

•	low demand for mortgage loans

•	changes in level of consumer confidence

•	availability of credit-worthy borrowers

•	national and local economic conditions

•	demographic and population patterns

•	zoning regulations

•	taxes

•	interest rate fluctuations

•	bankruptcy or insolvency of a borrower

•	availability of financing

•	factors affecting specific borrowers

•	losses associated with default, foreclosure of a mortgage and sale of the mortgaged property

•	state and federal laws and regulations

Fixed-rate debt can result in yield fluctuations.

      Fixed-rate debt obligations carry certain risks. A general rise in interest rates could make the yield on a particular mortgage lower than prevailing rates. This could negatively affect the value of the shares. Neither we nor the Adviser can predict changes in interest rates.

The mortgage banking industry is highly competitive.

      We compete with a wide variety of investors, including banks and savings and loan associations. Many competitors have greater financial resources, larger staffs and longer operating histories than we have, and thus may be a more attractive lender to potential borrowers. We intend to compete by limiting our business “niche” to lending to, and purchasing securities issued by, churches and other non-profit religious organizations, offering loans with competitive and flexible terms, and emphasizing our expertise in the specialized industry segment of financing churches and other non-profit organizations.

Fluctuations in interest rates may cause the value of our shares to fluctuate.

      Prevailing interest rates impact borrower decisions to obtain new loans or to refinance existing loans or issuances of securities, possibly having a negative effect upon our ability to originate mortgage loans. Fluctuations in interest rates may cause the value of the shares to fluctuate unpredictably. If interest rates decrease and the economic advantages of refinancing mortgage loans increase, then payments of higher interest mortgage loans in our portfolio would likely reduce the portfolio’s overall rate of return (yield).

We may be subject to governmental regulation.

      We believe that we are not subject to any specific government regulations affecting our business. However, there can be no assurance that this is the case. We may be required, or determined, to register, become licensed, or otherwise qualify to do business in various states. Compliance with government regulation could increase our cost of doing business in various states.

Churches rely on member contributions to make payments on loans and bonds.

      Churches rely on member contributions for their primary source of income. Member contributions are used to repay our loans and the bonds in which we will invest. The membership of a church or the per capita contributions of its members may not increase or remain constant after financing is sought by the church. A decrease in a church’s income could result in its inability to pay its obligation to us.

Churches depend upon their senior pastors.

      A church’s senior pastor often plays an important role in the management, spiritual leadership and continued viability of that church. A senior pastor’s absence, resignation or death could have a negative impact on a church’s operations, and thus its continued ability to generate revenues sufficient to service its obligations to us. The Adviser may require a borrower to maintain key-person life insurance policies on its senior pastor and successors for the term of the loan.

The limited/ restricted/ single-use of churches limits the value of mortgage and bond collateral.

      Our loans and the securities in which we invest will be secured principally by first mortgages upon the real estate and improvements owned or to be owned by churches and other religious and non-profit organizations. Although we will require an appraisal of the premises as a pre-condition to making a loan or investing in securities, the appraised value of the premises cannot be relied upon as being the actual amount which might be obtained in the event of a default by the borrower. The actual liquidation value of church, school or other institutional premises could be adversely affected by, among other factors:

•	its single-use or limited-use nature

•	the availability on the market of similar properties

•	the availability and cost of financing, rehabilitation or renovation to prospective buyers

•	the length of time the seller is willing to hold the property on the market

Expenses of foreclosure may prevent us from recovering full value.

      If we foreclose our mortgage on a loan, or the trustee for bond holders in an offering in which we have invested forecloses its mortgage and takes title to the real estate, real estate taxes could be levied and assessed against the property. The property may also incur operating expenses. These expenses could be substantial in relation to the amount owed by the church. Such expenses could prevent us from recovering full value in the event of foreclosure.

We face potential liability under environmental laws.

      Under federal, state and local laws and regulations, an owner of real estate or a secured party (like us) may be liable for the costs of removal or remediation of certain hazardous or toxic substances and other costs (including government fines and injuries to persons and adjacent property). Liability may be imposed whether or not the owner or lender knew of, or was responsible for, the presence of hazardous or toxic substances. The costs of remediation or removal of hazardous or toxic substances, or of fines for personal property damages, may be substantial and material to our business operations. The presence of hazardous or toxic substances, or the failure to remediate such substances, may adversely affect our ability to resell real estate collateral after foreclosure or could cause us to forego foreclosure. This is a changing area of the law. The courts have found both in favor of and against lender liability in this area under various factual scenarios.

Future changes in tax laws may affect our REIT status.

      In this prospectus, we discuss our tax treatment as a REIT and the tax effect on our shareholders based on existing provisions of the Internal Revenue Code, existing and proposed regulations, existing administrative interpretations and existing court decisions. New legislation, regulations, administrative interpretations or court decisions may significantly change the tax laws. Therefore, treatment as a REIT or the consequences of purchasing shares may vary substantially from the treatment we describe in this prospectus.

Mortgages are subject to several risks.

      All real property investments are subject to some degree of risk. The mortgage loans in which the Company intends to invest will not be insured. In the event of a default by a borrower it may be necessary for us to foreclose the mortgage or engage in negotiations which may involve further outlays to protect our investment. The mortgages securing loans made by us may be or become, in some cases, subordinated to mechanics’ or materialmen’s liens. In such cases it may become necessary, in order to protect a particular investment, for us to make payments in order to maintain the current status of a prior lien or discharge it entirely. It is possible that the total amount recovered in such cases may be less than our total investment, resulting in losses to the Company.

Some loans may have individual guarantors.

      In some cases, loans made by us are guaranteed by individual members of the congregation to whom a loan is made. Since no financial statements of individual members of the congregation are required, we do not presently know the ability of such guarantors to repay the loan in case of default. In the event it becomes necessary for us to foreclose upon the real estate securing a loan to a church, the security would be sold at public or private sale as provided in the mortgage or deed of trust given by the church to us. Should the proceeds from the sale be insufficient to pay in full the principal and interest upon the note together with all expenses of foreclosure, the individual members of the congregation would be called upon by us to pay any such deficiency pursuant to the terms of the guaranty agreement. Whether we would file suit against any or all of the individual guarantors of the note would depend upon certain factors existing at such time, including, but not necessarily restricted to the following: the amount of deficiency, if any, existing after the individual guarantors were called upon to pay it, the availability of the guarantors for judicial process and the financial condition of the guarantors.

Loans may become delinquent for more than one reason.

      The churches are located in small and medium size cities as well as in the inner city of large metropolitan areas. There is no single reason for the failure of these churches to meet their financial obligations as the reasons for such defaults vary in each situation. The most common causes for a church to fail to meet its financing obligations are (i) an economic downturn in the geographical area of the church resulting in a loss of its members; and (ii) the over extension by a church of its borrowings based upon its ability to repay these borrowings from its contributions and other receipts. Default by churches in the payment of interim loans is usually caused by a church’s failure to meet its obligations during a pending bond program resulting in an inability of the underwriter of the offering to sell the bonds in a timely manner or causing the underwriter of the offering to remove the bonds, in their entirety, from the market.

Our commitments may exceed cash on hand.

      Our commitments to make loans to churches and other non-profit organizations may exceed our cash on hand. We believe that the funds available to us, from short-term borrowings under any future line of credit and available cash flows from the operations of the Company, will enable us to meet our obligations under these commitments. The availability of cash flows from the operations of the Company is, however, dependent upon the ability of the borrowers to repay loans and issuers to make payments on bonds. In the event that a significant portion of our loans were to go into default, we might be unable to meet our obligations under our outstanding commitments without additional financing, the terms and availability of which cannot be predicted. Should additional financing be unavailable, we would be required to liquidate certain of our investments, which would have an adverse effect upon our operations. Loan commitments by us are legally enforceable obligations of the Company and if not timely funded, would subject us to claims for damages by borrowers to whom such commitments were made but not funded.

      The proceeds received by us in the sale of the shares offered by this prospectus will be used primarily for the purpose of funding new loan commitments which we may make in the future and for purchasing bonds. See “Estimated Use of Proceeds of this Offering.” It is contemplated that any loans which may be made in the near future will either be based upon an adjustable interest rate tied to the prime rate of interest charged by large domestic banks, or at a fixed rate of interest for loans which will be repayable over a relatively short term of from six months to five years.

Company Risk

We are dependent upon our qualification and status as a real estate investment trust.

      As a REIT, we are allowed a deduction for dividends paid to our shareholders in computing our taxable income. This treatment substantially eliminates double taxation of earnings. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions. Facts and circumstances not entirely within our control may affect our ability to qualify as a REIT.

      To qualify and maintain our status as a REIT, we must meet certain share ownership, income, asset and distribution tests on a continuing basis. No assurance can be given that we will satisfy these tests at all times. Further, the requirements for qualification as a REIT may substantially affect day-to-day decision making by the Adviser. The Adviser may be forced to take action it would not otherwise take, or refrain from action which might otherwise be desirable, in order to retain our REIT status.

      If we fail to qualify as a REIT in any taxable year, then we would be subject to federal income tax on our taxable income at regular corporate rates and not be allowed a deduction for distributions to shareholders. We would also be disqualified from treatment as a REIT for the four taxable years following the year of our losing REIT status. We intend to operate as a REIT, however, future economic, market, legal, tax or other consequences may cause our board of directors to revoke the REIT election. The payment of taxes resulting from our disqualification as a REIT or revocation of REIT status would reduce the funds available for distribution to shareholders or for investment.

      There are various federal income tax risks associated with an investment in the Company. Although the provisions of the federal income tax laws relevant to an investment in the Company are described generally in the section of this prospectus entitled “Federal Income Tax Consequences of Our Status as a REIT,” we urge you to consult your tax adviser concerning the effects of the federal income tax laws on an investment in the Company and on your individual tax situation.

Conflicts of interest arise from our relationship with the Advisor and Underwriter.

      The terms of transactions involving our formation, and our contractual relationship with the Adviser and Underwriter, were determined by inside (non-independent) directors and officers. The transactions were not negotiated at arm’s length. These individuals own the Adviser and Underwriter. These persons may have conflicts of interest in enforcing agreements between us and the Adviser and/or Underwriter. Future business arrangements and agreements between us and the Adviser and/or Underwriter must be approved by our board of directors, including a majority of our independent directors.

Limitations on share ownership and transfer may deter a sale of the Company from which you could profit.

      The limits on ownership and transfer of our shares in our bylaws may have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for your shares or otherwise be in your best interest as a shareholder. The ownership limit and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT and there is an affirmative vote of a majority of the votes entitled to be cast on such matter at a regular or special meeting of our shareholders to terminate our qualification as a REIT. See “Description of Shares — Restrictions on Ownership and Transfer.”

      Indiana anti-takeover statutes may deter others from seeking to acquire shares of the Company and prevent you from making a profit by selling your shares to a prospective buyer.

      Indiana law contains many provisions that are designed to prevent, or have the effect of preventing, someone from acquiring control of the Company without the consent of the board of directors. These laws may delay or prevent offers to acquire the Company and increase the difficulty of consummating any such offers, even if such transaction would be in our shareholders’ best interests. See “Important Provisions of Indiana Corporate Law and Our Articles of Incorporation and Bylaws.”

Investment Risk

This is a minimum-maximum offering.

      To the extent we sell fewer than the maximum number of shares, we will not have sufficient funds after payment of offering and related expenses to acquire a diverse portfolio of investments. The resulting lack of diversification would materially increase the risk involved in purchasing our shares.

We will incur expenses in this offering.

      Expenses incurred in connection with this offering will reduce the amount of our assets that will be available for investment. The value of our assets will have to appreciate significantly in order to offset these expenses.

The price of the shares may not be their actual value.

      We, with Alanar, arbitrarily determined the offering price of the shares. The public offering price should not be considered an indication of the actual value of the shares.

You will experience immediate and substantial dilution.

      The offering price is $10.00 per share. After the payment of selling commissions and organizational and other offering expenses, we will receive $8.80 per share. As a result of these expenses, you will experience immediate dilution of $1.20 per share or 12% of the offering price. To the extent that you do not participate in any future issuance of our securities, you will also experience dilution of your ownership percentage of the Company.

      Several potential events could cause the fair market and book value of your investment in the Company to decline including:

•	future issuances of additional shares

•	issuances of shares under our distribution reinvestment plan

There is no public market for our shares.

      There is no market for the shares. It is unlikely that a market will develop. The shares will not be listed on any exchange and will not be qualified for quotation on NASDAQ. It is possible that in the future we may apply for such listing or quotation, but we have no current plans to do so. In addition, the market for REIT securities historically has been less liquid than other types of publicly-offered equity securities. Unless a market develops for our securities, it may be impossible for you to recoup your investment.

There are restrictions on the transfer of our shares.

      Our bylaws prohibit a transfer of shares to any person who, as a result, would beneficially own shares in excess of 9.8% of our issued and outstanding shares. We refer to this limitation as the ownership limit. Our bylaws also prohibit transfers of our shares that would result in our issued and outstanding shares being beneficially owned by fewer than 100 persons. If you acquire shares in excess of the ownership limit or the restrictions on transfer, we:

•	will consider the transfer to be null and void;

•	will not reflect the transaction on our books;

•	may institute legal action to enjoin the transaction;

•	will not pay dividends or other distributions to you with respect to the excess shares; and

•	will not recognize your voting rights for the excess shares.

Loan and security values may fluctuate, which may lower your returns.

      We cannot control appreciation or depreciation of the value of mortgage loans or securities in which we invest.

Dividends are dependent upon our business operations.

      Payment of dividends will be affected by cash available for distribution, results of operations, economic conditions, applicable state law, the Advisory Fee and other facts and circumstances. We intend to deploy proceeds from share sales during the offering as rapidly yet prudently as possible, in order to generate the best possible yields. The proceeds from the sale of the shares may be invested in relatively low-yield secure investments pending application to fund loans or purchase debt securities. The yield generated by such capital, and, thus, dividends, (if any) to shareholders could be less than may be expected once we invest funds raised in this offering. We cannot assure that we will be able to make distributions or the amount of any distributions if made.

We cannot control changing interest rates.

      Since a portion of our loans may be made at a fixed rate of interest, as the prime rate of interest increases, causing an increase in the interest rate upon the Company’s indebtedness, the net income of the Company will generally decrease. Correspondingly, as the prime rate of interest decreases, our net income will generally increase.

Pension and profit sharing trusts should consider the effects of ERISA regulations.

      Our shares may not be a suitable investment for qualified pension and profit-sharing trusts.

      When considering an investment in the Company with a portion of the assets of a qualified pension or profit-sharing trust, you should consider:

•	whether the investment satisfies the diversification requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”), or other applicable restrictions imposed by ERISA; and

•	whether the investment is prudent and suitable, since we anticipate that initially there will be no market in which you can sell or otherwise dispose of our shares

      We have not evaluated, and will not evaluate, whether an investment in the shares is suitable for any particular employee benefit plan, but we will accept such entities as shareholders if they meet our suitability standards. See “ERISA Considerations.”

      If we are considered a “pension-held REIT,” an investment in the shares may produce unrelated business taxable income for a qualified pension or profit sharing trust, which may cause a qualified pension or profit sharing trust holding 10% or more of our shares to pay federal income tax on a portion of the distributions it receives from us. See “Federal Income Tax Consequences of our Status as a REIT — taxation of tax-exempt shareholders.”

      In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the federal tax laws, advisers to employee benefit plans should also consider the effect of the “plan asset” regulations issued by the Department of Labor. However, we cannot assure you that those provisions in our articles will be effective. See “ERISA Considerations.”

We are dependent upon our Adviser.

      Our inability to find management to replace the Adviser or a delay in finding such management would adversely impact our ability to operate and manage our loans and, ultimately, our revenue. We depend on the Adviser for most aspects of our business operations. Our success depends on the success of the Adviser in locating and negotiating our loans. Among others, the Adviser performs the following services for us:

•	mortgage loan underwriting and services

•	marketing and advertising

•	generation and follow-up of business leads

•	maintaining business relationships

•	maintaining “goodwill”

•	corporate management

•	bookkeeping

•	filing reports with state federal tax and other regulatory authorities

•	making reports to shareholders

      If the Adviser cannot retain the services of its current key employees, their replacements may not manage the Company as effectively as we anticipate the current key employees will.

      Alanar’s key employees are Vaughn A. Reeves, Sr., Chairman and Chief Executive Officer; Vaughn A. (“Chip”) Reeves, Jr., President; Marilou Lawhead, Chief Financial Officer; and Judy Martindale, Secretary. The loss of any of these individuals and our ability to find, or any delay in finding, replacements with equivalent skill and experience could adversely impact our ability to find, negotiate, and manage our loans. See “Management of The Company” and “Our Adviser — Management.”

      Shareholders’ right to participate in our management is generally limited to the right to elect directors. You should not purchase shares unless you are willing to entrust our management to the Adviser and our board of directors.

We have conflicts of interest with our Adviser and Underwriter.

      Affiliations and conflicts of interest exist among our officers and directors and the officers and directors of Alanar. Officers and directors of ours are involved in the church financing business through their affiliations with Alanar. Alanar underwrites first mortgage bonds for churches. We may purchase first mortgage bonds issued by churches through Alanar in its capacity as underwriter for the issuing church, or as broker or dealer on the secondary market. In such event, Alanar would receive commissions (paid by the issuing church) on original issue bonds, or “mark-ups” in connection with any secondary transactions. If we sell church bonds in our portfolio, the bonds will be sold through Alanar, and Alanar would realize income in connection with such transactions. These funds may ultimately benefit our principals and principals of Alanar.

There are potential adverse effects associated with borrowing on cash flow.

      We may borrow funds to assure our capacity to make loans on a continual basis. Lending borrowed funds is subject to greater risks than in lending that is not so leveraged, although it offers the potential of greater returns on investment. The financing costs associated with lending borrowed funds would impact our cash flows, including our ability to pay dividends. Financing costs would have to be paid regardless of whether we had sufficient revenue from operations. Our assets (primarily our mortgage loan and bond portfolio) would be assigned to a bank as collateral for any such loan. Our bylaws prohibit us from borrowing more than 300% of the value of our net assets.

We do not have experience in managing a REIT.

      Your investment in the Company may not perform as well as an investment in a company with a management team that has more experience in managing a REIT.

      Our officers and directors, and the officers and directors of the Adviser, have no experience in managing the affairs of a REIT, which include complex operational and tax issues. However, they do have extensive experience with church finance, mortgage-backed securities and private placements of securities. Your investment in the Company may not perform as well as an investment in similar companies with management teams that have experience in operating REITs. See “Management of the Company” and “Our Adviser.”

We operate in a competitive business.

      In the field of long-term mortgage financing, we will be competing against church bond programs, commercial banks, savings and loan associations, and other lenders to make long-term loans to churches for the purpose of providing funds for financing the cost of the construction of church buildings and facilities. Loans to churches, as in the case of commercial loans, generally are competitive as to rate of interest and other costs associated with the loan, the term of the loan, and the security to be given by the borrower for the payment of the loan. Any loans which may be made will be competitive with other lending institutions as to the rate of interest to be paid by the borrower and as to the term which the loan is to be repaid. An increase in the availability of investment funds may increase competition for suitable investment opportunities, resulting in a reduced yield on those available.

Federal income tax requirements pose risks.

      There are various federal income tax risks associated with an investment in the Company. Although the provisions of the federal income tax laws relevant to an investment in the Company are described generally in the section of this prospectus entitled “Federal Income Tax Consequences of Our Status as a REIT,” you are strongly urged to consult your tax adviser concerning the effects of the federal income tax laws on an investment in the Company and on your individual tax situation.

      We intend to operate in a manner so as to qualify as a REIT for federal income tax purposes. Qualifying as a REIT will require us to meet several tests regarding the nature of our assets and income on an ongoing basis.

      The REIT minimum distribution requirements may require us to borrow to make required distributions, which would increase the risk associated with your investment in the Company.

      In order to qualify as a REIT, we must distribute each calendar year to our shareholders at least 90% of our income, other than any net capital gain. To the extent that we distribute at least the required amount, but less than 100%, of our taxable income in a calendar year, we will incur federal corporate income tax on our undistributed taxable income. In addition, we will incur a 4% nondeductible excise tax if the actual amount we distribute to our shareholders in a calendar year is less than a minimum amount specified under federal income tax law. We intend to distribute all of our taxable income to our shareholders each year so that we will satisfy the distribution requirement and avoid corporate income tax and the 4% excise tax. However, we would be required to include earnings in our taxable income before we actually receive the related cash. That timing difference could require us to borrow funds to meet the distribution requirement and avoid corporate income tax and the 4% excise tax in a particular year. See “Federal Income Tax Consequences of Our Status as a REIT — Requirements for Qualification — Distribution Requirements.”

      Our failure to qualify as a REIT would subject us to corporate income tax and would materially impact our earnings. If we fail to qualify as a REIT in any year, we would pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment on income tax would decrease the amount of our income available to be distributed to our shareholders. In addition, we no longer would be required to distribute substantially all of our taxable income to our shareholders. Unless our failure to qualify as a REIT is excused under relief provisions of the federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we fail to qualify. See “Federal Income Tax Consequences of Our Status as a REIT — Failure to Qualify.”

SPECIAL NOTES ON FORWARD-LOOKING INFORMATION

      This prospectus contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties such as:

•	our business strategy

•	our ability to obtain any future financing arrangements we may need

•	our ability to pay dividends

•	our understanding of our competition

•	market trends

      The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, then our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	national, regional and local economic climates

•	changes in interest rates, inflation and consumer confidence

•	the condition of capital markets

•	our ability to maintain our REIT status

•	environmental uncertainties and risks related to natural disasters

      For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section of this prospectus entitled “Risk Factors.”

INVESTMENT OBJECTIVE

      Our investment objective is to provide you with current income through distributions.

INVESTOR SUITABILITY STANDARDS

      An investment in the Company involves significant risk. An investment in our shares is suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any immediate need for liquidity.

      We intend to offer our shares for sale to the residents of Alabama, Arizona, Arkansas, California, Colorado, the District of Columbia, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, South Carolina, South Dakota, Tennessee, Texas, Virginia, Washington, West Virginia and Wisconsin.

      If you are an individual, including an individual beneficiary of a purchasing Individual Retirement Account, or if you are a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act, you must represent that you meet our investor suitability standards, as set out in the subscription agreement attached as Appendix B to this prospectus, including the following:

•	that you or, in the case of a fiduciary, that the fiduciary account or the donor or grantor who directly or indirectly supplies the funds to purchase the shares, have a minimum annual gross income of $45,000 and a net worth of not less than $45,000; or

•	that you or, in the case of a fiduciary, that the fiduciary account or the donor or grantor who directly or indirectly supplies the funds to purchase the shares, have a net worth of not less than $150,000

      Net worth in all cases excludes home, home furnishings and automobiles.

      North Carolina investors must have either (1) net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

      The minimum purchase is 300 shares, or $3,000, except in North Carolina, which requires a minimum investment of 500 shares, or $5,000. We will not permit transfers of less than the minimum required purchase. Only in very limited circumstances may you transfer, fractionalize or subdivide such shares so as to retain less than the minimum number of our shares. After you have purchased the minimum investment, any additional investments must be made in increments of at least 100 shares, except for purchases of shares under the distribution reinvestment program (See “Distribution Reinvestment Plan” and “Appendix A”), which may be in lesser amounts.

Ensuring Adherence to Our Suitability Standards

      The Company and the Underwriter are required to (1) make reasonable efforts to assure that each person purchasing our shares is suitable in light of such person’s age, educational level, knowledge of investments, financial means and other pertinent factors and (2) maintain records for at least six years of the information used to determine that an investment in our shares is suitable and appropriate for each investor. Our agreement with the Underwriter requires the Underwriter to (1) make inquiries diligently as required by law of all prospective investors in order to ascertain whether an investment in the shares are suitable for the investor and (2) transmit promptly to us all fully completed and duly executed subscription agreements.

      In addition, by signing the subscription agreement attached to this prospectus as Appendix B, you are representing and warranting to us that you have received a copy of this prospectus, that you agree to be bound by the articles of incorporation and bylaws of the Company, that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in the Company and that we adhere to our suitability standards. In the event you or another shareholder or a regulatory authority attempted to hold the Company liable because shareholders did not receive copies of this prospectus, were not adequately informed of the requirements of our articles of incorporation and bylaws or because we failed to adhere to the investor suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability.

ESTIMATED USE OF PROCEEDS OF THIS OFFERING

      We will use the net proceeds of the sale of any shares we offer under this prospectus to fund future loan commitments of the Company, and to purchase securities.

      The following table sets out information concerning the estimated use of the gross proceeds of this offering. Many of the figures set out below represent our best estimate since they cannot be precisely calculated at this time. Please note that in this table, the Maximum Offering column does not include shares that may be issued under our distribution reinvestment program.

	Minimum Offering	Maximum Offering

Gross Offering Proceeds	$5,000,000	$25,000,000
Less:
Selling Commissions	$600,000	$3,000,000
Other Organizational & Offering Expenses(2)	$150,000	$750,000
Total Organizational & Offering Expenses	$750,000	$3,750,000
Net Proceeds to Company	$4,250,000	$21,250,000

(1)	The Company shall pay the Underwriter contingent deferred sales commissions of the gross proceeds of the offering of shares as set out in this prospectus:

(a)	Commencing with completion of the sale of the minimum offering of shares described in this prospectus, the Company shall pay the Underwriter a sales commission of 5% of the gross proceeds of the sale of each share sold in the offering.

(b)	In the case of each share sold in the offering, on the first and second anniversaries of the initial commission payment set out in note (1)(a) above, the Company shall pay the Underwriter an additional 5% of the gross proceeds of the sale of such share.

(c)	Notwithstanding the provisions of note (1)(b) above, if a purchaser in the offering redeems such share, the redemption value of such share shall be reduced by the amount of any unpaid contingent deferred commissions to be paid on such share. Upon such redemption, such unpaid contingent deferred sales commissions shall be paid by the Company to the Underwriter.

(2)	Includes fees of attorneys, expenses for printing, engraving and mailing.

      The shares shall be offered for sale to the public generally and not to any specific or specialized group of investors.

      Alanar is a registered National Association of Securities Dealers (“NASD”) broker organized in September, 1988 and is a corporation organized under the laws of the State of Georgia.

      The total organizational and offering expenses that we will pay in connection with the Company’s formation and the offering and sale of shares of the Company will be reasonable and will not exceed an amount equal to 15% of the proceeds raised in this offering.

INVESTMENT OBJECTIVES AND POLICIES

General

      Our board of directors has established written policies on investment objectives and borrowing. While it is our board of directors’ responsibility to monitor the administrative procedures, investment operations and performance of the Company and the Adviser to assure such policies are carried out, generally our board of directors may change our policies or investment objectives at any time without a vote of our shareholders. The Independent Directors will review our investment policies at least annually to determine that our policies are in the best interests of our shareholders and will set out their determinations in the minutes of the meetings of our board of directors.

Types of Investments

      The Company is engaged in the business of making permanent and interim loans to churches and other non-profit organizations and purchasing securities issued by such organizations. Our assets will primarily consist of our portfolio of loans and securities, although the Company may own real property. Other operating expenses are comprised of the Advisory Fee and the payment of legal and accounting fees. Substantially all of our assets will be invested in the permanent and interim loans made by the Company and in securities. The value of the securities issued by churches and other non-profit organizations in which the Company invests will not exceed 25% of the total assets of the Company.

      Should all the scheduled principal payments upon loans made by us not be received, it would be necessary for us to sell a portion of our mortgage loan portfolio in order for us to meet all of our financial obligations. There is no assurance that we would be able to sell all, or a portion of, our portfolio of loans, in which event it would be necessary for us to secure a loan, or loans, from a lender in order to meet our financial obligations. There is no assurance that we would be able to secure a loan in such instance.

      Although some of the loans constituting our loan portfolio will be made at variable rates of interest that generally reprice annually, some of the loans constituting our loan portfolio will be made at fixed rates of interest and therefore will not be subject to being increased or decreased during the term of the loan. During periods of inflation, the prime rate of interest charged by major banking institutions, as well as the interest rate or cost of borrowing money from any lender, generally increases. However, interest income should subsequently increase as variable rate loans reprice.

      We may purchase real properties, but any real properties purchased by the Company in the future would not represent a significant portion of our assets.

      We may make both long-term permanent loans and short-term interim loans to churches and other non-profit organizations. Most of interim loans will be for the purpose of financing the purchase and/or construction of church buildings and facilities, or for the renovation of these facilities. Most of these interim loans will be associated with bond offerings of the borrowers by which the proceeds from the sale of the bonds would be used to repay the interim loan. All permanent and interim loans are secured by a first mortgage or deed of trust on the property of the borrower. In situations where we make an interim loan to be repaid from the proceeds of a bond offering of the borrower, if any of the bonds of the offering are sold, the mortgage or deed of trust lien securing the interim loan would be of equal priority with the mortgage or deed of trust liens securing the payment of the bonds which are actually sold. Should the borrower be unable to sell bonds in a sufficient amount to repay the interim loan, we would have the option to either foreclose on the property securing the interim loan, or to extend the term of the loan over a longer period. In either case, our interest in the property securing the payment of the loan by virtue of the mortgage or deed of trust would be in proportion to the respective indebtedness of the borrower to us and the bondholders, as the indebtedness of each bears to the total indebtedness to both.

      We are not limited to the location of the property securing any loans in which we may invest and seek to spread our investments in areas of the United States where favorable yields prevail.

Investment Criteria

      We believe that the Adviser, based on its prior experience as an underwriter of church bond offerings, is able to identify quality investments capable of meeting our investment objectives. In recommending loan or security investments to us, the Adviser will consider several criteria, which will include, but not necessarily be limited to, the following:

•	rate of return

•	term of repayment

•	quality of property securing the investment

•	leadership of church borrowing funds or issuing securities

•	cash flow of the borrower or issuer

Joint Ventures

      We may invest in general partnership, co-ownership, and joint venture arrangements with other real estate programs formed by, sponsored by or affiliated with the Adviser or an affiliate of the Adviser if a majority of our Independent Directors who are not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and our shareholders. We may also so invest with nonaffiliated third parties by following the usual procedures to obtain approval of an acquisition.

      We will invest in general partnerships, co-ownership or joint venture arrangements with the Adviser and its affiliates only when:

•	there are no duplicate property management or other fees;

•	the investment of each entity is on substantially the same terms and conditions; and

•	we have a right of first refusal if Alanar or its affiliates wish to sell its interest in the property held in such an arrangement

      You should note that there is a potential risk that the Company and the co-owner or its joint venture partner will be unable to agree on a matter material to the joint venture on joint venture decisions and we may not control the decision. Furthermore, we cannot assure you that we will have sufficient financial resources to exercise any right of first refusal.

Our Policies With Respect to Borrowing

      When we think it is appropriate, we may borrow funds to acquire or finance capital. We may later refinance or increase mortgage indebtedness by obtaining additional loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to finance additional loans and purchases of securities for the purpose of increasing our cash flow and providing further diversification and profitability. Aggregate borrowings, both secured and unsecured, will not exceed 300% of all of our assets’ combined fair market values, as determined at the end of each calendar year beginning with the first full year of operation. Our board of directors will review our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. We may also incur indebtedness, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal income tax laws.

      Our board of directors controls our policies with respect to borrowing and may change such policies at any time without a vote of the shareholders.

Sale of Investments

      The Adviser and our board of directors will determine whether a particular loan or security should be sold after consideration of relevant factors, including performance or projected performance of the investment and market conditions, with a view toward achieving our principal investment objectives.

      In general, we intend to hold investments to term. We may, however, decide to sell investments due to their poor performance or to create liquidity to take advantage of other investment opportunities.

      Despite this policy, our board of directors, in its discretion, may distribute to our shareholders all or a portion of the proceeds from the sale of investments. In determining whether any of the proceeds should be distributed to our shareholders, our board of directors will consider, among other factors, market conditions and compliance with the REIT distribution requirements. Because we may reinvest such portion of the proceeds from the sale of our investments, we could hold our shareholders’ capital indefinitely. However, the affirmative vote of shareholders controlling a majority of our outstanding shares may force us to liquidate our assets and dissolve.

      The terms of payment upon sale will be affected by the then prevailing economic conditions. To the extent we receive such notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to you as a shareholder, to the extent contemplated by our board of directors, may be delayed until such time. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

Changes in Our Investment Objectives

      Our shareholders generally have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and may be changed at any time.

Investment Limitations

      We will not:

•	invest in commodities or commodity future contracts, except for interest rate futures contracts used solely for purposes of hedging against changes in interest rates; or

•	operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act of 1940.

•	issue redeemable equity securities

•	issue our shares on a deferred payment basis or other similar arrangement

•	issue debt securities unless the historical debt service coverage in the most recently completed fiscal year as adjusted for known charges is sufficient to properly service that higher level of debt

•	engage in trading, as opposed to investment, activities

•	engage in underwriting or the agency distribution of securities issued by others

•	invest more than 25% of the total assets of the Company in securities other than government securities

Making Loans and Investments in Mortgages

      As previously mentioned, part of our primary business is the making of mortgage loans to churches and other nonprofit organizations. All such investment in mortgage loans is for the purpose of earning income for the Company.

      We will not make loans unless secured by mortgages. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser. We will maintain such appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any shareholder at the shareholder’s expense. In addition to the appraisal, we will obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

      We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by an appraisal from a certified independent appraiser, unless we find substantial justification due to the presence of other underwriting criteria. In no event will we invest in mortgage loans that exceed the appraised value of the property as of the date of the loans.

      We will not invest in real estate contracts of sale otherwise known as land sale contracts.

      We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of Alanar, any director, officer or any of their affiliates.

      We will not invest in subordinated secured indebtedness except where the amount of total indebtedness secured by that property does not exceed 85% of the appraised value of such property. In addition, the value of all such investments, as shown on their books in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation, will not exceed 5% of our total assets.

Investment in Securities

      We will not invest in equity securities of another entity unless a majority of the directors, including a majority of the Independent Directors, not otherwise interested in such transaction approves the investment as being fair, competitive and commercially reasonable. Investments in entities affiliated with Alanar, any officer, director or affiliates must be approved by a majority of Independent Directors. We will not invest in the securities of other entities for the purpose of exercising control over that entity.

Other Policies

      We will hold all funds, pending investment, in readily marketable, interest-bearing securities. Such investments will be highly liquid and provide for appropriate safety of principal and may include, but will not be limited to, investments such as Government National Mortgage Association certificates, U.S. government bonds, CDs, time deposits and other government securities.

      We do not intend to make distributions-in-kind, except for:

•	distributions of readily marketable securities

•	distributions of beneficial interest in a liquidating trust established for the dissolution of the Company and the liquidation of our assets in accordance with the terms of the bylaws of the Company; or

•	distributions of property which meet all of the following conditions:

•	our board of directors advises each shareholder of the risks associated with direct ownership of the property;

•	our board of directors offers each shareholder the election of receiving in-kind property distributions; and

•	our board of directors distributes in-kind property only to those shareholders who accept the directors’ offer

DISTRIBUTION POLICY

      We intend to pay regular monthly distributions to our shareholders out of our cash available for distribution, in an amount determined by our board of directors. However, we reserve the right not to make a distribution in a given month. The commencement and continuation of distributions and the size of the distributions will depend upon a variety of factors, including:

•	our cash available for distribution;

•	our overall financial condition;

•	our capital requirements;

•	the annual distribution requirements applicable to REITs under the federal income tax laws; and

•	such other considerations as our board of directors deems relevant

      We cannot assure you that we will make distributions. In order to qualify as a REIT for federal income tax purposes, among other things, we must distribute each taxable year at least 90% of our taxable income, other than net capital gain.

      We will have a policy of avoiding, to the extent possible, the fluctuations in distributions that might result if distributions were based on actual cash received during the distribution period. To implement this policy, we may use cash received during prior periods or cash received subsequent to the distribution period and prior to the payment date for such distribution, to pay annualized distributions consistent with the distribution level established from time to time by our board of directors. Our ability to maintain this policy will depend upon the availability of cash flow and applicable requirements for qualification as a REIT under the federal income tax laws. Therefore, we cannot assure you that there will be cash flow available to pay distributions, or that distributions will not fluctuate. If cash available for distribution is insufficient to pay distributions to you as a shareholder, we may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs.

      To the extent that distributions to our shareholders are made out of our current or accumulated earnings and profits, such distributions will be taxable as ordinary dividend income. To the extent that our distributions exceed our current and accumulated earnings and profits, such amounts will constitute a return of capital to our shareholders for federal income tax purposes, to the extent of their basis in their shares, and thereafter will constitute capital gain.

      Monthly distributions will be calculated with daily record and distribution declaration dates. However, our board of directors could, at any time, elect to pay distributions quarterly to reduce administrative costs. It will be our general policy, subject to applicable REIT rules, to reinvest proceeds from the sale, financing, refinancing or other disposition of our assets through the purchase of additional assets, although we cannot assure you that we will be able to do so.

MANAGEMENT OF THE COMPANY

General

      We operate under the direction of our board of directors, which is responsible for the overall management and control of our affairs. However, our board of directors has retained Alanar to manage our day-to-day affairs, subject to our board of directors’ supervision. Under the Indiana corporate law, each director is required to discharge his or her duties in accordance with his good faith business judgment of our best interest. Our articles of incorporation have been reviewed and adopted by a majority of our board of directors, including a majority of the Independent Directors. As of the commencement of this offering, our board of directors will be comprised of nine individuals, three of whom will be Independent Directors. We consider a director to be independent if he or she is not, and has not been in the last two years, associated, directly or indirectly, with the Company or Alanar.

      The Independent Directors will determine, from time to time but at least annually, that the total fees and expenses of the Company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. This determination will be reflected in the minutes of the meetings of our board of directors. For purposes of this determination, net assets are the Company’s total assets, other than intangibles, calculated at cost before depreciation or other non-cash reserves, less total liabilities and computed at least quarterly on a consistently applied basis.

      In addition, the Independent Directors will determine from time to time, but at least annually, that the compensation that we contract to pay to Alanar is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by any applicable state regulatory authorities. The Independent Directors will also supervise the performance of Alanar and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The Independent Directors will base each determination on the factors set out below and other factors that they deem relevant. Such factors include:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio of investments

•	the success of the Adviser in generating opportunities that meet our investment objectives

•	the rates charged to similar REITs and to investors other than REITs by advisers performing similar services

•	additional revenues realized by Alanar and any affiliate through their relationship with us, including real estate commissions, servicing, and other fees, whether paid by us or by others with whom we do business

•	the quality and extent of service and advice furnished by Alanar

•	the performance of our portfolio of investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations

•	the quality of our portfolio in relationship to the investments generated by Alanar for its own account or for the account of other entities it advises

      Each determination will be reflected in the minutes of the meetings of our board of directors.

      Chip Reeves has worked to found and organize the Company. He will serve as the Chairman of the board of directors, Chief Executive Officer and President of the Company. Marilou Lawhead will serve as Chief Financial Officer and Judy Martindale will serve as Secretary.

Directors and Executive Officers

      Initially, our board of directors will consist of nine members, three of whom will be independent. All of the directors will serve one-year terms or until the next annual meeting of the shareholders, whichever occurs first. The following table and biographical descriptions set forth information with respect to our officers and directors.

Name	Age	Position

Vaughn A. “Chip” Reeves, Jr.		Chairman of the Board of Directors, Chief Executive Officer, President and Director
Marilou Lawhead		Chief Financial Officer, Executive Vice President and Director
Judy Martindale		Secretary, Executive Vice President and Director
Vaughn A. Reeves, Sr.		Director
Robert L. Cook		Director
Charlie G. Hinson		Director
Abe D. Miller		Director
Bryan L. Whitehead		Director
Sharon K. Williams		Director

      Chip Reeves currently serves as President, Chief Compliance Officer, member of the Executive Management Committee, and member of the Board of Directors of Alanar. He has been with Alanar for fifteen years and is familiar with all phases of non-profit financing, including compliance and legal issues. In addition, he remains current by attending seminars held by the Securities and Exchange Commission, National Association of Securities Dealers, and is an auditor for the State of Indiana for Broker Dealers. He has extensive experience in mortgage backed securities, as well as the formation and management of publicly held companies. He attended Lipscomb University and received a B.S. degree from Indiana University. He is a registered securities principal with the NASD. Current licenses include Series 63 — Uniform Securities Agent State Law, Series 7 — General Securities Representative License, and Series 24 — General Securities Principal License. He is the fund manager for the Churchman’s Growth and Income Bond Fund Series and is on the Board of Directors of Guardian Services, LLC, Northstar Development Corporation, and was formerly on the Board of Directors of Camp Wabash Christian Youth Camp.

      Marilou Lawhead has worked for Alanar since 1990 and, since 1993, has served Alanar as Financial and Operations Principal, Chief Financial Officer, Treasurer and Director. She frequently attends seminars conducted by the NASD and the Association of Registration Management. As Alanar’s Executive Representative, Mrs. Lawhead represents, votes and acts on its behalf in matters with the NASD. Prior to joining Alanar, she worked in the banking industry for seven years. Mrs. Lawhead also teaches Sunday school and leads a women’s devotional group.

      Judy Martindale is a Director, Secretary and Underwriting Manager of Alanar. She has worked for Alanar for eleven years. She is also Secretary of the Exchange Club of Sullivan County, Indiana. Ms. Martindale earned an Associate Degree at Southeastern Christian College of Winchester, Kentucky, where she was Valedictorian of her class.

      Vaughn Reeves is founder of Alanar, and has been its Chief Executive Officer since its inception in 1988. He has been involved with administration and marketing of non-profit debt securities since 1972. He was employed by two securities firms before founding Alanar in 1988. Before that time, he served as a minister for five church congregations over a period of sixteen years. He is very aware of church operations, from the small congregation to the mega-church businesses, and is knowledgeable in assisting them with responsible debt management. Mr. Reeves has assisted hundreds of churches and schools with structuring building expansion, remodeling, and refinance. In addition, he operated a successful church insurance business in the mid-1970s, which gave him valuable insight in evaluation costs, appraisals, liability and value as properties are evaluated for debt financing. He has attended Southeastern Christian College, Fugazzi Business College, and Louisville Bible College. He is a registered securities principal with the NASD. Current licenses include Series 63 — Uniform Securities Agent State Law, Series 7 — General Securities Representative License, Series 24 — General Securities Principal License, and Series 28 — Financial Operations Principal License. Currently,

Mr. Reeves serves as Trustee for the Sullivan City Police Foundation in Sullivan, Indiana and was formerly a director of the Wabash Valley Community Development Foundation, Vice President of Share Incorporated of Tulsa, Oklahoma, and Vice President of A.M.I. Securities of Amarillo, TX.

      Robert L. Cook has been involved with non-profit debt financing for twenty years and has served as a Director for Alanar’s Churchmen’s Growth and Income Bond Series since its inception. He has worked with non-profit organization for forty years and served as President of the Lake Gibson Nazarene Church and Ft. Mills Nazarene Church while participating in major construction projects funded by bond issues. Mr. Cook is currently involved with the New Life Nazarene Church expansion project in South Carolina. He received a B.A. degree from Trevecca Nazarene University, a B.D. degree from the Nazarene Seminary, and is an ordained elder in the Church of the Nazarene. Mr. Cook has served on many boards, including serving as Chairman of the Child Development Center, Trustee, and Matching Funds Coordinator for Trevecca University. He has also served as President of District Youth Counsel and many other church-related boards, in addition to serving as Chaplain of the Lakeland Police Department and being a member of the Kiwanis Club.

      Charlie G. Hinson has served as a Director for Alanar’s Churchmen’s Growth and Income Bond Fund Series since its inception. He founded Tall Pines Center, Inc., the parent corporation of Tall Pines Academy and the Child Care Center in Crestview, Florida. Mr. Hinson completed the first of three planned twenty-four-bed group homes for children in 2003 and is in the process of negotiating for a 100-bed assisted living center for seniors. He received a B.A. and B.S. degree from Florida Southern College, a M.A. degree from La Universidad de Guatemala, a M.A. degree from Troy State University, and completed PhD work at Florida State University. Mr. Hinson has done mission work for many years in West Africa, Costa Rica, Guatemala, and Mexico. His directorships include the Florida Council of Private Schools and the Florida Commissioner of Education’s Non-Public Schools Advisory Board.

      Abe D. Miller has served as a Director for Alanar’s Churchman’s Growth and Income Bond Fund Series since its inception. He has served as the minister at the Eastside Church of Christ for twenty years, is the Chaplin for Union Hospital and for the Indiana State Police. He is a business owner in Terre Haute, Indiana and has a B.A. degree from Indiana State University. Mr. Miller has served as a Chairman of Dutch Acres Housing Association in Terre Haute, Indiana, a board member of the Housing Authority in Cambridge, Ohio, and as a member of the School Board of Rolling Hills, Ohio.

      Bryan L. Whitehead has served as a Director for Alanar’s Churchman’s Growth and Income Bond Fund Series since its inception. He is currently a partner in a business in Sullivan, Indiana and a Certified Chaplain. Mr. Whitehead received a B.S. degree in Chemical Engineering from the University of Virginia and a M.A. degree in Guidance and Counseling from Tennessee Technical University. He has served as President of the Indiana Foster Care and Adoption Association, Chaplain of Greene County General Hospital, and serves on the board of Open Arms Christian Ministry.

      Sharon K. Williams is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, and a member of the Illinois CPA Society. She began working with non-profit debt financing in 2001 and has experience working with financial institutions and non-profit organizations. She was previously employed as a partner of a Terre Haute, Indiana CPA firm and as a sole proprietor of a CPA firm in Robinson, Illinois. She currently serves as Treasurer of the Exchange Club of Sullivan County, AIC Aviation, Inc., and Northstar Development Corporation, and is a board member of the Superintendent’s Advisory Committee for the Unit 2 School District in Robinson, Illinois.

Committees of Our Board of Directors

Loan Financing Committee

      Each of our financings must be approved by the Loan Financing Committee or a majority of our board of directors, including a majority of the Independent Directors, as being fair and reasonable to the Company and consistent with our investment objectives. Initially we will have a Loan Financing Committee comprised of at least three members of our board of directors. A majority of the members of the Committee will be

Independent Directors. Our board of directors may establish additional Loan Financing Committees from time to time based on loan type or other relevant factors. Alanar will recommend suitable financings for consideration by the appropriate Loan Financing Committee or our board of directors from time to time. If the members of the Loan Financing Committee unanimously approve a given acquisition, then Alanar will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the Committee. If the Loan Financing Committee does not approve a proposed financing, then the financing may be presented to our full board of directors for consideration, which, by majority vote, may elect to accept or reject the financing. Loans may be acquired from Alanar or its affiliates or our officers and directors, provided that any interested or affiliated directors shall not vote on such an acquisition.

Audit Committee

      We will have an Audit Committee comprised of three directors, including at least two Independent Directors. The Audit Committee will:

•	make recommendations to our board of directors concerning the engagement of independent public accountants;

•	review the plans and results of the audit engagement with the independent public accountants;

•	approve professional services provided by, and the independence of, the independent public accountants;

•	consider the range of audit and non-audit fees; and

•	consult with the independent public accountants regarding the adequacy of our internal accounting controls.

Executive Compensation Committee

      Our board of directors has established an Executive Compensation Committee consisting of up to three directors, including at least two Independent Directors, to establish compensation policies and programs for our directors and executive officers. Initially, the members of our Compensation Committee will be Chip Reeves, Robert L. Cook and Charlie G. Hinson. The Executive Compensation Committee will exercise all powers of our board of directors in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans, except for those which require actions by all of the directors under our articles of incorporation, bylaws or applicable law.

Officer and Director Compensation

      Our board of directors will determine the amount of compensation that we will pay to each director serving on our board of directors. Initially, all directors will receive a fee of $1,000 for attendance in person or by telephone at each quarterly meeting of the board. Initially such compensation, including fees for attending meetings, will not exceed $7,500 annually.

Liability and Indemnification

      The Company may incur costs for defending and indemnifying its Officers and Directors from claims and liabilities incurred while performing their duties.

OUR ADVISER

      Our Adviser is primarily responsible for managing our day-to-day business affairs and assets and carrying out our board of directors’ directives. Our Adviser is a Georgia corporation that was formed in 1988 to assist churches and other non-profit organizations in obtaining financing through the offering and issuance of bonds by those organizations. It will act as manager of our day-to-day business affairs and assets. Our Adviser is affiliated with the Company in that several of our officers and directors also serve as officers and directors of the Adviser and own approximately 100% of the ownership interests in the Adviser.

Management

      The following table sets forth information with respect to Alanar’s executive officers and board of directors:

Name	Age	Position

Vaughn A. Reeves, Sr.		Chief Executive Officer Chairman of the Board of Directors
Chip Reeves		President
Marilou Lawhead		Chief Financial Officer
Judy Martindale		Secretary

      Please refer to the section entitled “Directors and Executive Officers” for each of these individuals’ business history.

The Advisory Agreement

      Under the terms of the advisory agreement, Alanar generally

•	has responsibility for day-to-day operations of the Company;

•	administers our bookkeeping and accounting functions;

•	serves as our consultant in connection with policy decisions to be made by our board of directors;

•	manages or causes to be managed our loans, bonds and other assets; and

•	renders other services as our board of directors deems appropriate.

      Alanar is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions relating to the Company as are delegated to it. A copy of the advisory agreement has been filed as an exhibit to the registration statement of which this prospectus is a part; you may obtain a copy of the registration statement from us.

Term

      The advisory agreement, which was entered into by the Company after our board of directors reviewed and evaluated the performance of Alanar and with the approval of a majority of Independent Directors, is for a one-year term subject to successive one-year renewals upon the mutual consent of the parties. In determining whether to renew the advisory agreement, our board of directors will re-evaluate the performance of Alanar. The criteria used in such evaluation will be reflected in the minutes of our board of director’s meetings.

      The advisory agreement may be terminated by Alanar or a majority of the Independent Directors upon sixty (60) days’ prior written notice without cause or penalty, in which case we will not be required to pay any termination fee. If the advisory agreement is terminated, the advisory agreement requires Alanar to cooperate with us and take all reasonable steps requested to assist the directors in making an orderly transition of all advisory functions. If the advisory agreement is terminated, our board of directors will determine that any successor Adviser possess sufficient qualifications to:

•	perform the advisory function for the Company; and

•	justify the compensation provided for in the contract with the Company.

No right of first opportunity

      The adviser is only required to use its best efforts to provide suitable investments for the Company, but is not obligated to present any particular opportunity to the Company.

COMPENSATION TO ALANAR

Limitation on Acquisition-Related Compensation

      The total of all real estate commissions and acquisition fees and expenses paid in connection with our purchase of a property may not exceed an amount equal to 6% of the contract purchase price for the property.

Limitation on Operating Expenses

      In the absence of a satisfactory showing to the contrary, our total operating expenses will be deemed to be excessive if, in any fiscal year, they exceed the greater of:

•	2% of our average invested assets; or

•	25% of our net income for such year.

      The Independent Directors have a fiduciary responsibility to limit such expenses to amounts that do not exceed these limitations.

      Within 60 days after the end of any fiscal quarter for which our total operating expenses for the 12 months then ended exceeded the greater of 2% of our average invested assets or 25% of net income, we will send to our shareholders a written disclosure of such fact.

      Alanar will reimburse the Company at the end of the 12 month period the amount by which the aggregate annual expenses paid or incurred by the Company exceed the limitations provided above.

      Total operating expenses include aggregate expenses of every character paid or incurred by us as determined under generally accepted accounting principles, including the fees we pay to Alanar. However, total operating expenses do not include:

•	the expenses we incur in raising capital such as organizational and offering expenses, legal, audit, accounting, registration and other fees, printing and other expenses, and tax incurring in connection with the issuance, distribution, transfer and registration of our shares;

•	interest payment;

•	taxes;

•	non-cash expenditures such as depreciation, amortization and bad debt reserves; and

•	acquisition and disposition fees, acquisition expenses, real estate commissions on resale of properties and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property.

Additional Important Information on Compensation to Our Affiliates

      Alanar and its affiliates will be involved in determining the types and structure of the transactions in which we participate. Alanar may benefit from our acquiring properties, retaining ownership of our properties or leveraging our properties, while it may be in your best interest as a shareholder for us to buy, sell or hold such property on an unleveraged basis. Furthermore, Alanar’s receipt and retention of many of the fees it receives and reimbursements depends upon the Company making investments in properties. Therefore, the interest of Alanar in receiving such fees may conflict with the interest of our shareholders to earn income on their investment in shares and may result in our entering into transactions that do not solely reflect your interest as a shareholder. The Independent Directors must approve all transactions between us and Alanar or its affiliates.

CONFLICTS OF INTEREST

      Our management will be subject to various conflicts of interest arising out of our relationship with Alanar and its affiliates. All agreements and arrangements, including those relating to compensation, between us,

Alanar, and its affiliates are not the result of arm’s-length negotiations. The limitations on Alanar described below have been adopted to control when we enter into transactions with Alanar and its affiliates. With respect to the conflicts of interest described in this prospectus, Alanar and its affiliates have informed us that they will endeavor to balance their interests with our interests.

      We believe that the compensation paid to Alanar or its affiliates under the advisory agreement is on terms no less favorable to the Company than those customary for similar services performed by independent firms in the relevant geographic areas.

Competition for the Time and Service of Alanar and Affiliates

      We rely on Alanar and its affiliates to manage our assets and daily operations. Many of the same persons serve as directors, officers and employees of the Company and Alanar. Affiliates of Alanar have conflicts of interest in allocating management time, services and functions among various existing investment programs, including any future programs or business ventures that they may organize or serve. Alanar and its affiliates have informed us that they believe they have sufficient staff to be fully capable of discharging their responsibilities in connection with various real estate investment programs and other business ventures.

Acquisitions From Alanar and Its Affiliates

      We may acquire loans or securities from Alanar or its affiliates. The prices we pay for such assets will not be the subject of arm’s-length negotiations. However, we will not acquire an asset from Alanar or any affiliate, including our officers and directors, unless a majority of our board of directors not otherwise interested in the transaction, including a majority of our Independent Directors, determines that the transaction and the purchase price are fair, reasonable and in our best interests. There can be no absolute assurance that the price we pay for any such loan or bond will not, in fact, exceed that which would be paid by an unaffiliated purchaser.

We May Purchase Loans or Securities From Persons With Whom Alanar or Its Affiliates Have Prior Business Relationships

      We may purchase loans or securities from sellers with whom Alanar or its affiliates have purchased loans or securities in the past and may purchase loans or securities in the future. If we purchase loans or securities from such sellers, Alanar will experience a conflict between the current interests of the Company and its interests in preserving any ongoing business relationship with such seller. Our board of directors will not, and Alanar has informed us that it will not, consummate such purchases in a manner that would effect a breach of any fiduciary obligations to the Company.

Receipt of Commissions, Fees and Other Compensation by Alanar

      Alanar and its affiliates will receive the compensation as described in this prospectus. Many of the fees described are based on acquisitions or asset value and are payable to Alanar despite the lack of cash available to make distributions to our shareholders. To that extent, Alanar benefits from our retaining ownership of and leveraging our assets, while our shareholders may be better served by our disposing of an asset or holding a property on an unleveraged basis. Furthermore, Alanar’s receipt and retention of many of the fees and reimbursements it receives from us are dependent upon our making investments. Therefore, the interest of Alanar in receiving such fees may conflict with your interest in earning income on your investment in the shares.

Non-Arm’s-Length Agreements; Conflicts; Competition

      The agreements and arrangements, including those relating to compensation, between the Company, Alanar and its affiliates are not the result of arm’s-length negotiations, but are expected to approximate the terms of arm’s-length transactions. While we will not make loans to Alanar or its affiliates, we may borrow money from Alanar or its affiliates for various business purposes, including working capital requirements, but only if a majority of our board of directors, including a majority of the Independent Directors, approve the transaction as being fair, competitive, commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances. Alanar and its affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with us, although there are no present arrangements with respect to any such services. However, no rebates or “give-ups” may be received by Alanar or its affiliates, nor may Alanar or any such affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the advisory agreement.

Legal Counsel for the Company and Alanar is the Same Law Firm

      Lewis & Kappes, P.C. (“Lewis & Kappes”) acts as legal counsel to Alanar and some of its affiliates and also is expected to represent us with respect to matters affecting the Company. Lewis & Kappes is not acting as counsel for the shareholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Rules of Professional Conduct of the Indiana legal profession, Lewis & Kappes may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of Alanar or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Lewis & Kappes may inadvertently act in derogation of the interest of parties which could affect us and, therefore, our shareholders’ ability to meet our investment objectives.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      As of the date of this prospectus, we have not yet commenced active operations. Subscription proceeds may be released to us after the minimum offering is achieved and will be applied to investment in properties and the payment or reimbursement of selling commissions and other fees and expenses. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition, development and operation of our assets.

      As of the date of this prospectus, we have not entered into any arrangements creating a reasonable probability that we will acquire specific assets. The number of assets that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment.

      We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate and mortgage loans generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the operation of our investments.

      Until required for the acquisition, development or operation of our assets, we will keep the net proceeds of this offering in short-term, liquid investments.

DESCRIPTION OF SHARES

General

      The following statements with respect to our shares are subject to the provisions of our articles of incorporation and bylaws as in effect as of the date of this prospectus. You should be aware that, while accurate, these statements do not purport to be complete, or to give full effect to the terms of the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Shares

      Under our articles of incorporation, we have 5,000,000 authorized shares available. We have authorized the issuance of 2,500,000 shares in connection with this offering. The shares offered by this prospectus will be duly authorized, fully paid and nonassessable. The shares are not convertible or subject to redemption.

      Holders of our shares:

•	are entitled to receive distributions when and as declared by our board of directors;

•	do not have preemptive rights.

      Initially, we will serve as our own transfer agent for the shares.

Shareholder Voting

      Except as otherwise provided, all shares shall have equal voting rights. Shareholders do not have cumulative voting rights. The voting rights per share of our equity securities issued in the future shall be established by our board of directors. The shareholders purchasing shares in this offering will not have preemptive rights to purchase any securities issued by us in the future.

      All elections for directors shall be decided, without the need for concurrence by our board of directors, by the affirmative vote of a majority of votes cast at a meeting, provided that a quorum, defined as a majority of the aggregate number of votes entitled to be cast thereon, is present. Any or all directors may be removed, with or without cause and without the necessity for concurrence by our board of directors, by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at an annual or special meeting called for the purpose of removing directors. All other questions shall be decided by a majority of the votes cast at a meeting.

      Our bylaws provide that all of the matters listed below require the affirmative vote of a majority of our shareholders:

•	amend our articles of incorporation, including, by way of illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to authorizations of series of preferred stock and amendments which do not adversely affect the rights, preferences and privileges of our shareholders;

•	sell all or substantially all of our assets other than in the ordinary course of our business;

•	cause a merger or reorganization of the Company;

•	dissolve or liquidate the Company; or

•	take any action to disqualify the Company as a REIT or otherwise revoke our election to be taxed as a REIT.

      Our bylaws further provide that, without the necessity for concurrence by our board of directors our shareholders may:

•	amend our articles of incorporation;

•	remove any or all of our directors; or

•	dissolve or liquidate the Company

      Each shareholder entitled to vote on a matter may do so at a meeting in person, by written proxy or by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast or without a meeting by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast. Any such signed writing or written consent must be received by the board of directors prior to the date on which the vote is taken.

Restrictions on Ownership and Transfer

      In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year. The requirements concerning the ownership of our outstanding shares are more fully described under the heading “Federal Income Tax Consequences of Our Status as a REIT — Requirements for Qualification.”

      Because our board of directors believes it is essential for the Company to qualify and continue to qualify as a REIT and for other corporate purposes, our bylaws provide that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.8% of the number of outstanding shares of the Company.

      Our bylaws provide that, subject to the exceptions described below, any transfer of shares that would:

•	result in any person owning, directly or indirectly, shares in excess of 9.8% of the outstanding shares;

•	result in our shares being owned by fewer than 100 persons,

•	result in the Company being “closely held” under the federal income tax laws;

•	before our shares qualify as a class of “publicly-offered securities” result in 25% or more of our shares being owned by ERISA investors;

will be null and void, and the intended transferee will acquire no rights in such shares.

      If you acquire or attempt to acquire shares in violation of the foregoing restrictions, or if you owned shares that were transferred to a trust, then we will require you immediately to give us written notice of such event and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

      If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares, then you must, within thirty (30) days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

      Our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limit.

      The ownership limits in our bylaws may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of the Company that might involve a premium price for your shares or otherwise be in your interest as a shareholder.

IMPORTANT PROVISIONS OF INDIANA CORPORATE LAW

AND OUR ARTICLES OF INCORPORATION AND BYLAWS

      The following is a summary of some important provisions of Indiana corporate law, our articles of incorporation and our bylaws in effect as of the date of this prospectus, and is qualified in its entirety by reference to Indiana law and to such documents, copies of which may be obtained from us.

Our Articles of Incorporation and Bylaws

      Shareholder rights and related matters are governed by Indiana corporate law, our articles of incorporation and bylaws. Provisions of our articles of incorporation and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of the Company. Our articles of incorporation and bylaws have been reviewed and ratified by a majority vote of our board of directors and of the Independent Directors.

Shareholders’ Meetings

      An annual meeting of our shareholders will be held upon reasonable notice and within a reasonable period, not less than thirty (30) days following delivery of the annual report, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A special meeting of our shareholders may be called by our president or a majority of our board of directors, and shall be called by our president upon written request of shareholders holding in the aggregate at least 10% of the outstanding shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we shall provide all shareholders, within ten (10) days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen (15) nor more than sixty (60) days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our shareholders. At any meeting of the shareholders, each shareholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares shall constitute a quorum, and the majority vote of our shareholders will be binding on all of our shareholders.

Our Board of Directors

      Our bylaws provide that the number of directors of the Company may not be fewer than three and that a majority of the directors shall be Independent Directors. This provision may only be amended by a vote of a majority of our shareholders. The initial number of directors shall be nine. A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled by the vote of a majority of the remaining directors. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining Independent Directors shall nominate a replacement. Vacancies occurring as a result of the removal of a director by our shareholders shall be filled by a majority vote of our shareholders. Any director may resign at any time and may be removed with or without cause by our shareholders owning at least a majority of the outstanding shares.

      Each member of our board of directors will serve a term beginning on the date of his or her election and ending on the next annual meeting of the shareholders. Because shareholders have no right to cumulative voting for the election of our board of directors, at each annual meeting of shareholders, the shareholders with a majority of the voting power will be able to elect all of the members of our board of directors.

Limitation of Liability and Indemnification

      The Company will defend, indemnify and hold harmless its officers, directors and affiliates and the Adviser for any loss suffered in connection with the performance of their duties for the Company and will retain counsel on behalf of such persons for defense of any claims made against them arising from performance of their duties for the Company.

      The Company shall not provide for indemnification of its directors or affiliates or the Adviser for any liability or loss suffered by such Persons, nor shall it provide that its directors or affiliates or the Adviser be held harmless for any loss or liability suffered by the Company, unless all the following conditions are met:

•	the directors or affiliates or the Adviser have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company;

•	the directors or affiliates or the Adviser were acting on behalf of or performing services for the Company;

•	such liability or loss was not the result of:

•	negligence or misconduct by the directors, excluding the independent directors or affiliates or the Adviser; or

•	gross negligence or willful misconduct by the independent directors

      The directors or affiliates and the Adviser and Underwriter shall not, however be indemnified by the Company for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits on each count involving alleged securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request has been advised of the position of the Securities and Exchange Commission and of the published position of any states securities regulatory in which securities of the Company were offered and sold as to indemnification for violation of securities laws

      The advancement of Company funds to directors or affiliates or the Adviser for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

•	the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement

•	the directors or affiliates or the Adviser undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest in cases in which such directors or affiliates or the Adviser are found not to be entitled to indemnification

      Any indemnification provided in our bylaws is not exclusive to any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Company or others, with respect to claims, issues, or matters in relation to which the Company would not have obligation or right to indemnify such person under the provisions of our bylaws.

      To the extent that the indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

Defenses Available

      There are defenses available to our directors and officers and Alanar under Indiana corporate law in the event of a shareholder action against them. One such defense is the “business judgment rule.” Under the business judgment rule, a director or officer may contend that he or she performed the action giving rise to the shareholder’s action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company. The directors and officers also are entitled to rely on information, opinions, reports or records prepared by experts, including accountants, consultants and counsel, who were selected with reasonable care.

Inspection of Books and Records

      Alanar will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. We will maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our articles of incorporation and any amendments to our articles of incorporation.

      Any shareholder or his or her agent will be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. We will permit the official or agency administering the securities laws of a jurisdiction to inspect our books and records upon reasonable notice and during normal business hours. As part of our books and records, we will maintain an alphabetical list of the names, addresses and telephone numbers of our shareholders along with the number of shares held by each of them. We will make the shareholder list available for inspection by any shareholder or his or her agent at our principal office upon the request of the shareholder.

      We will update, or cause to be updated, the shareholder list at least quarterly to reflect changes in the information contained in such list.

      We will mail a copy of the shareholder list to any shareholder requesting the shareholder list within ten (10) days of the request. The copy of the shareholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the shareholder list.

      The purposes for which a shareholder may request a copy of the shareholder list include, without limitation, matters relating to shareholders’ voting rights and the exercise of shareholders’ rights under federal proxy laws.

      If Alanar or our board of directors neglects or refuses to exhibit, produce or mail a copy of the shareholder list as requested, Alanar and our board of directors will be liable to any shareholder requesting the list for the costs, including attorneys’ fees, incurred by that shareholder for compelling the production of the shareholder list, and for actual damages suffered by any shareholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the shareholder list is to secure such list of shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a shareholder relative to the affairs of the Company. We may require that the shareholder requesting the shareholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the shareholder’s interests in the Company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and shall not in any way limit, other remedies available to shareholders under federal law, or the laws of any state.

      The list may not be sold for commercial purposes.

Anti-takeover Provisions of Indiana Law

      Indiana Code Section 23-1-42 (the “Control Share Act”) provides that any person or group of persons that acquires the power to vote more than one-fifth of certain corporations’ shares shall not have the right to vote such shares unless granted voting rights by the holders of the outstanding shares of the corporation and by the holders of a majority of the outstanding shares excluding “interested shares.” Interested shares are those shares held by the acquiring person, officers of the corporation and employees of the corporation who are also directors of the corporation. If the approval of voting power for the shares is obtained, additional shareholder approvals are required when a shareholder acquires the power to vote more than one-third and more than a majority of the voting power of the corporation’s shares. In the absence of such approval the additional shares acquired by the shareholder may not be voted. If the shareholders grant voting rights to the shares after a shareholder has acquired more than a majority of the voting power, all shareholders of the corporation are entitled to exercise statutory dissenters’ rights and to demand the value of their shares in cash from the corporation. If voting rights are not accorded to the shares, the corporation may have the right to redeem them. The provisions of the Control Share Act do not apply to acquisitions of voting power pursuant to a merger or share exchange agreement to which the corporation is a party.

      We have not opted-out of the provisions of the Control Share Act in our bylaws. Indiana Code Section 23-1-43 (the “Business Combination Act”) prohibits a person who acquires beneficial ownership of 10% or more of certain corporations’ shares (an “interested shareholder”), or any affiliate or associate of an interested shareholder, from effecting a merger or other business combination with the corporation for a period of five years from the date on which the person became an interested shareholder, unless the transaction in which a person became an interested shareholder was approved in advance by the corporation’s board of directors. Following the five-year period, a merger or other business combination may be effected with an interested shareholder only if (a) the business combination is approved by the corporation’s shareholders, excluding the interested shareholder and any of its affiliates or associates, or (b) the consideration to be received by shareholders in the business combination is at least equal to the highest price paid by the interested shareholder in acquiring its interest in the corporation, with certain adjustments, and certain other requirements are met. The Business Combination Act broadly defines the term “business combination” to include mergers, sales or leases of assets, transfers of shares of the corporation, proposals for liquidation and the receipt by an interested shareholder of any financial assistance or tax advantage from the corporation, except proportionately as a shareholder of the corporation.

Transactions with Affiliates

      We have established restrictions upon dealings between the Company, Alanar and any of its officers, directors or affiliates in our bylaws. In particular, unless a majority of the directors, including a majority of the Independent Directors, not otherwise interested in such transaction determines that the transaction is fair and reasonable to the Company and is on terms and conditions no less favorable than from unaffiliated third parties, the Company may not:

•	borrow money from or sell property to Alanar, any officer, director or affiliates of Alanar or the Company; or

•	enter into any other transaction with Alanar, any officer, director or affiliates of Alanar or the Company

SHARES AVAILABLE FOR FUTURE SALE

      We may issue up to 2,500,000 shares in connection with our distribution reinvestment program.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

      This section summarizes the federal income tax issues that you, as a prospective shareholder, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, except to the extent discussed in “Taxation of Tax-Exempt Shareholders” below, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations, except to the extent discussed in “Taxation of Non-U.S. Shareholders” below, among others.

      The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of such new laws, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

      We urge you to consult your own tax adviser regarding the specific tax consequences to you of investing in our shares and of our election to be taxed as a REIT. Specifically, you should consult your own tax adviser regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation of the Company

      We currently plan to have in effect an election to be taxed as a S-corporation for federal income tax purposes. Effective on the day prior to the initial closing of the offering, we plan to revoke our election to be taxed as a partnership. We plan to elect to be taxed as a REIT under the federal income tax laws commencing with our short taxable year beginning on the day before the initial closing of the offering and ending on December 31 of the year of the initial closing. We believe that, commencing with such short taxable year, we will be organized and will operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders, which laws are highly technical and complex.

      Lewis & Kappes, our counsel, has given us an opinion that we will qualify as a REIT under the federal income tax laws beginning with our short taxable year beginning on the day before the closing of this offering and ending on December 31 of the year of the initial closing, and that our organization and proposed method of operation will enable us to continue to qualify as a REIT. You should be aware that the opinion of Lewis & Kappes is not binding upon the Internal Revenue Service or any court. In addition, the opinion of Lewis & Kappes is based on specified assumptions and on the factual representations we have made, all of which are described in the opinion of Lewis & Kappes.

      Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set out in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Lewis & Kappes will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor Lewis & Kappes can assure you that we will satisfy those tests.

      If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” which means taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•	we will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned;

•	we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our shareholders;

•	we will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property;

•	we will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business;

•	if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “Requirements for Qualification — Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test and the amount by which 90% of our gross income exceeds the amount of income qualifying under the 95% gross income test, multiplied, in either case, by

•	a fraction intended to reflect our profitability;

•	if we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

•	we may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid;

•	we will be subject to a 100% excise tax on certain transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis;

•	if we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to either the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

Requirements for Qualification

      A REIT is a corporation, trust, or association that meets the following requirements:

1)	it is managed by one or more trustees or directors;

2)	its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3)	it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

4)	it is neither a financial institution nor an insurance company subject to specified provisions of the federal income tax laws;

5)	at least 100 persons are beneficial owners of its shares or ownership certificates;

6)	not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, including specified entities, during the last half of any taxable year;

7)	it satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status; and

8)	it meets other qualification tests, described below, regarding the nature of its income and assets

      We must meet requirements 1) through 4) during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will not apply to us until our taxable year ending December 31, 2004.

      If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6 above, we will be deemed to have satisfied that requirement for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

      We plan to issue sufficient shares with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our articles of incorporation restrict the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our Articles of Incorporation restricting the ownership and transfer of our stock are described in “Description of Shares.”

      A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any of our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of the Company. We currently do not have any corporate subsidiaries, but we may have corporate subsidiaries in the future.

Income Tests

      We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of the 75% gross income test includes:

•	“rents from real property;”

•	interest on debt secured by mortgages on real property or on interests in real property; and

•	dividends or other distributions on and gain from the sale of shares in other REITs.

      Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test described above, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. The following paragraphs discuss the specific application of those tests to the Company.

Rents and Interest

      While we do not at this time contemplate leasing real property as part of our investment strategy, we are free to do so in the future. Rent that we receive from any tenants we may acquire in the future will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	the amount of rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, known as a related party tenant.

•	if the rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent received under the lease, the rent that is attributable to personal property will not qualify as “rents from real property.” We generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, we may render a de minimis amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property.

      We do not expect to charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person. In addition, we do not anticipate receiving rent from a related party tenant, and we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not lease any of our properties to a related party tenant. We also do not anticipate that we will receive rent attributable to the personal property leased in connection with a lease of our real property that exceeds 15% of the total rent received under the lease. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not allow the rent attributable to personal property leased in connection with a lease of our real property to exceed 15% of the total rent received under the lease. Finally, we do not expect to furnish or render, other than under the 1% de minimis rule described above, “non-customary” services to our tenants other than through an independent contractor, and we have represented that, to the extent that the provision of such services would jeopardize our REIT status, we will not provide such services to our tenants other than through an independent contractor.

      If our rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent we receive under the lease for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Furthermore, if either (1) the rent we receive under a lease of our property is considered based, in whole or in part, on the income or profits of any person or (2) the tenant under such lease is a related party tenant, none of the rent we receive under such lease would qualify as “rents from real property.” In that case, if the rent we receive under such lease, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Finally, if the rent we receive under a lease of our property does not qualify as “rents from real property” because we furnish non-customary services to the tenant under such lease, other than through a qualifying independent contractor or under the 1% de minimis exception described above, none of the rent we receive from the related property would qualify as “rents from real property.” In that case, if the rent we receive from such property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status.

      To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as “rents from real property.” However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as “rents from real property,” but instead will be qualifying income for purposes of the 95% gross income test. We may receive income not described above that is not qualifying income for purposes of the gross income tests. We will monitor the amount of non-qualifying income that our assets produce and we will manage our portfolio to comply at all times with the gross income tests.

      For purposes of the 75% and 95% gross income tests, the term “interest” generally excludes any amount that is based in whole or in part on the income or profits of any person.

      However, the term “interest” generally does not exclude an amount solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the secured property or a percentage of the appreciation in the property’s value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

Hedging Transactions

      From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, or options to purchase such items, futures and forward contracts, and options. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry assets that are qualifying real estate-related assets under the federal income tax laws, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Failure to Satisfy Income Tests

      If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under the relief provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

      We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “Taxation of The Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Prohibited Transaction Rules

      A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We anticipate that none of our assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”

Asset Tests

      To qualify as a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including receivables specified in the federal tax laws;

•	government securities;

•	interests in mortgages on real property;

•	stock of other REITs;

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with a term of at least five years; or

•	interest in real property, including leaseholds and options to acquire real property and leaseholds.

      The second asset test has two components. First, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding voting securities. For purposes of both components of the second asset test, “securities” does not include our stock in other REITs or any qualified REIT subsidiary or our interest in any partnership, including our operating partnership.

      We anticipate that, at all relevant times, (1) at least 75% of the value of our total assets will be represented by interests in mortgages on real property, cash and cash items, including receivables and government securities; and (2) we will not own any securities in violation of the 5% or 10% asset tests. In addition, we will monitor the status of our assets for purposes of the various asset tests and we will manage our portfolio to comply at all times with such tests.

      We are permitted to own up to 100% of the stock of taxable REIT subsidiaries (“TRSs”), which can perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities, as well as provide services to our tenants. We and our subsidiary must elect for the subsidiary to be treated as a TRS. In addition, we may not own more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a TRS. Overall, no more than 20% of our assets can consist of securities of TRSs.

      If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by an acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Distribution Requirements

      To qualify as a REIT, each taxable year, we must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of specified items of non-cash income.

      We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration.

      We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our shareholders. Furthermore, if we fail to distribute during a calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

•	65% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods;

      We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

      From time to time, we may experience timing differences between (1) our actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In that case, we still would be required to recognize such excess as income in the calendar quarter in which it was due. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash available for distribution than is necessary to meet the applicable distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we might be required to borrow money or raise funds by issuing additional stock.

      We may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts we distribute as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based on the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

      We must maintain specified records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request, on an annual basis, information from our shareholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with such requirements.

Failure to Qualify

      If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In such a year, we would not be able to deduct amounts paid out to shareholders in calculating our taxable income. In fact, we would not be required to distribute any amounts to our shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our shareholders would be taxable as ordinary income, subject to limitations in the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

      As long as we qualify as a REIT, a taxable “U.S. shareholder” must take into account distributions out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain as ordinary income. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. As used herein, the term “U.S. shareholder” means a holder of our shares that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States or of an political subdivision thereof;

•	an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

      A U.S. shareholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its shares. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. A corporate U.S. shareholder, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

      We may elect to retain and pay income tax on the net long-term capital gain that it receives in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

      If a distribution exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of the U.S. shareholder’s shares, the U.S. shareholder will not incur tax on the distribution. Instead, such distribution will reduce the adjusted basis of the shares. A U.S. shareholder will recognize a distribution that exceeds both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in its shares as long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are capital assets in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

Taxation of U.S. Shareholders on the Disposition of the Shares

      In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder generally must treat any loss upon a sale or exchange of shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss a U.S. shareholder realizes upon a taxable disposition of the shares may be disallowed if the U.S. shareholder purchases other shares within 30 days before or after the disposition.

Capital Gains and Losses

      A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 35%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were a type of depreciable property other than real property.

      Distributions that we designate as capital gains dividends are taxed as capital gains. If the gain is from an investment we held for less that one (1) year, it will be designated a short-term capital gain and taxed as ordinary income. If we held the investment for more than one (1) year, it will be designated a long-term capital gain and taxed at the 20% rate.

      Distributions that we do not designate as capital gains will first be treated as a return of your capital. You will not be required to pay tax on these distributions until the total of these distributions exceed the amount you invested. You will, however, have to subtract these distributions from your basis (the amount you invested) until your basis reaches zero. At that point, additional distributions of this kind will be taxed as ordinary income.

      If we distribute capital gains more than one (1) year after we incur them, those distributions will be taxed as ordinary income.

      If you receive a capital gain distribution during the first six (6) months you own shares, you must then treat any loss from selling your shares as a long-term capital loss, even if the shares were sold within one (1) year of purchase.

      The difference between capital gain and ordinary income tax rates for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000.00. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

      We will report to our shareholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 30% with respect to distributions unless such holder either:

•	is a corporation or comes within another exempt category and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

      A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Taxation of Tax-Exempt Shareholders

      Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of the shares with debt, a portion of the income that they receive from us would constitute unrelated business taxable income under the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. The percentage of the dividends that the tax-exempt trust must treat as unrelated business taxable income is equal to the gross income we derive from an unrelated trade or business, determined as if the Company were a pension trust, divided by our total gross income for the year in which we pay the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of the dividends that the tax-exempt trust must otherwise treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Shareholders

      The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules.

We urge those non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the shares, including any reporting requirements.

      A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions. A non-U.S. shareholder may also be subject to the 30% branch profits tax. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder files the required form evidencing eligibility for that reduced rate with us; or

•	the non-U.S. shareholder files an IRS Form 4224 with us claiming that the distribution is effectively connected income.

      A non-U.S. shareholder will not incur tax on a distribution that exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of its shares. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if it later determines that a distribution in fact exceeded our current and accumulated earnings and profits.

      We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

      For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of “U.S. real property interests” under special provisions of the federal income tax laws. The term “U.S. real property interests” includes interests in U.S. real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property. Under those rules, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders and might also be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to 30% branch profits tax on such distributions. We must withhold 30% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder will receive a credit against its tax liability for the amount we withhold.

      A non-U.S. shareholder generally will not incur tax under the provisions applicable to distributions that are attributable to gain from the sale of U.S. real property interests on gain from the sale of its shares as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. If the gain on the sale of the shares was taxed under those provisions, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to the provisions applicable to distributions that are attributable to gain from the rule of U.S. real property interests if either:

•	the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

•	the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.

Other Tax Consequences

      We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax adviser regarding the effect of state and local tax laws upon an investment in our shares.

ERISA CONSIDERATIONS

      The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the federal income tax laws that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of either ERISA or the prohibited transaction provisions of the federal income tax laws or, to the extent not preempted, state law that may be relevant to particular employee benefit plan shareholders, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of the federal income tax laws, and governmental plans and church plans that are exempt from ERISA and the prohibited transaction provisions of the federal income tax laws but that may be subject to state law requirements, in light of their particular circumstances.

      In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan, fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments covering the investments by such plan;

•	will allow the plan to satisfy the diversification requirements of ERISA, if applicable;

•	will result in unrelated business taxable income to the plan;

•	will provide sufficient liquidity; and is prudent under the general ERISA standards.

      In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the federal income tax laws prohibit a wide range of transactions involving the assets of the plan and persons who have specified relationships to the plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the federal income tax laws. Thus, a designated plan fiduciary considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a direct or indirect prohibited transaction. The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or plan not subject to Title I of ERISA may only make investments that are authorized by the appropriate governing documents, not prohibited under the prohibited transaction provisions of the federal income tax laws and permitted under applicable state law.

      The Department of Labor has issued final regulations that provide guidance on the definition of plan assets under ERISA. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the plan’s assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies.

      The regulations define a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 190 days after the end of the fiscal year of the issuer during which the offering occurred.

      The regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of the sale of the maximum offering, our shares will be “widely held,” our shares will not be widely held until we sell shares to 100 or more independent investors.

      The regulations list restrictions on transfer that ordinarily will not prevent securities from being freely transferable. Such restrictions on transfer include:

•	any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order;

•	any requirement that advance notice of a transfer or assignment be given to the issuer;

•	any administrative procedure that establishes an effective date, or an event, such as completion of an offering, prior to which a transfer or assignment will not be effective; and

•	any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

      We believe that the restrictions imposed under our articles of incorporation on the ownership and transfer of our shares will not result in the failure of our shares to be “freely transferable.” We also are not aware of any other facts or circumstances limiting the transferability of our shares that are not enumerated in the regulations as those not affecting free transferability. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

      One exception to the regulations provides that the assets of a plan or ERISA investor, which is a person acting on behalf of or using the assets of a plan, will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA investors. We refer to this as the “insignificant participation exception.” Because our shares will not be “widely held” until we sell shares to 100 or more independent investors, prior to the date that either our shares qualify as a class of “publicly-offered securities” or we qualify for another exception to the regulations, other than the insignificant participation exception, our Articles of Incorporation will prohibit ERISA investors from owning, directly or indirectly, in the aggregate, 25% or more of our shares. Accordingly, our assets should not be deemed to be “plan assets” of any plan, IRA, or plan not subject to Title I of ERISA that invests in our shares.

      If the underlying assets of the Company were treated by the Department of Labor as “plan assets,” the management of the Company would be treated as fiduciaries with respect to plan shareholders and the prohibited transaction restrictions of ERISA and the federal income tax laws would apply unless an exception under ERISA were to apply. If the underlying assets of the Company were treated as “plan assets,” an investment in the Company also might constitute an improper delegation of fiduciary responsibility to the

Company and expose the fiduciary of the plan to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

      If a prohibited transaction were to occur, the federal income tax laws and ERISA would impose an excise tax equal to 15% of the amount involved and authorize the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, Alanar and possibly other fiduciaries of plan shareholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or breach. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under the federal income tax laws. In that event, the IRA owner generally would be taxed on the fair market value of all the assets in the IRA as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

PLAN OF DISTRIBUTION

      The 2,500,000 shares are being offered through Alanar as our Underwriter. The shares are being offered at a price of $10.00 per share on a minimum/ maximum basis.

      Our board of directors and Alanar have determined the offering price of the shares. When determining the offering price, our board of directors considered primarily the per share offering prices in similar offerings conducted by companies formed for the purpose of acquiring properties similar to the properties we seek to acquire. Because we do not own any assets as of the commencement of this offering and have no historical earnings, the offering price is not related to our historical book value or earnings.

      Except as provided below, the Underwriter will receive commissions of 12% of the gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

      The Underwriter commissions and its affiliates may at their option purchase shares offered by this prospectus at the public offering price, net of the commissions in which case they have advised us that they would expect to hold such shares as shareholders for investment and not for distribution. We will not pay any commissions in connection with any shares purchased by the Underwriter.

      Payment for shares should be made by check payable to “Fifth Third Bank, as Escrow Agent for Alanar Real Estate Investment Trust Series 1 Corporation.” Subscriptions will be effective only upon acceptance by us, and we reserve the right to reject any subscription in whole or in part. In no event may a subscription for shares be accepted until at least five (5) business days after the date the subscriber receives this prospectus. Each subscriber will receive a confirmation of purchase. Except for purchase under the distribution reinvestment program, all accepted subscriptions will be for whole shares and for not less than 300 shares, or $3,000.00.

      Except as noted below, subscription proceeds will be placed in interest-bearing accounts with the escrow agent until subscriptions for at least the minimum offering of 500,000 shares aggregating at least $5,000,000 have been received and accepted by us. Neither the shares purchased by our officers, employees or directors under the option plans nor the shares purchased by the Underwriter or its affiliates will be counted in calculating the minimum offering. Subscription proceeds held in the escrow accounts will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by the Underwriter. Subscribers may not withdraw funds from the escrow account.

      If subscriptions for at least 500,000 shares have not been received and accepted by two years from the effective date of this offering, the escrow agent will promptly so notify us and this offering will be terminated. In such event, the escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber whose subscription is rejected. No later than ten (10) business days after rejection of a subscription, the escrow agent will refund and return all monies to rejected subscribers and any interest earned on such monies without deducting escrow expenses. In the event that a subscriber fails to remit an executed IRS Form W9 to the escrow agent prior to the date the escrow agent returns the subscriber’s funds, the escrow agent will be required to withhold from such funds 31% of the earnings attributable to such subscriber in accordance with Internal Revenue Service regulations. During any period in which subscription proceeds are held in escrow, interest earned on such proceeds will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.

      Initial subscribers may be admitted as shareholders of the Company and the payments transferred from escrow to us at any time after we have received and accepted the minimum offering.

      After the close of the minimum offering, subscriptions will be accepted or rejected within thirty (30) days of receipt by us, and if rejected, all funds shall be returned to subscribers within ten (10) business days. Escrowed proceeds will be released to us on the date that the applicable shareholder is admitted to the Company.

      The Underwriter may sell shares to its officers, directors and affiliates to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of the commission in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds to the Company from such sales will be identical to our net proceeds from other sales of shares.

DISTRIBUTION REINVESTMENT PLAN

      Our distribution reinvestment plan provides our shareholders with an opportunity to purchase additional shares by reinvesting distributions. Shareholders who elect to participate in the distribution reinvestment plan will authorize us to use distributions payable to them to purchase additional shares. A participant will not be able to acquire shares under the program if the purchase would cause such participant to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our bylaws.

      Participants in the distribution reinvestment plan may also purchase fractional shares, so that 100% of distributions will be used to acquire shares. Shares will be purchased under the distribution reinvestment plan on the record date for distribution used to purchase the shares. Distributions on shares acquired under the distribution reinvestment plan will be paid at the same time as distributions are paid on shares purchased outside the distribution reinvestment plan and are calculated with a daily record and distribution date. Each participant agrees that if, at any time prior to listing of the shares on a national stock exchange or inclusion of them for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in shares or cannot make the other representations or warranties set out in the subscription agreement, he or she will promptly notify us in writing.

      Beginning with the first distribution paid after the effective date of this offering, participants will acquire shares at a fixed price of $9.50 per share. This will continue until the termination of this offering. Thereafter, participants may acquire shares at a price equal to 95% of the market price of a share on the date of purchase until the shares are listed on a national stock exchange or included for quotation on a national market system (if they are ever so listed or quoted). In the event of listing or inclusion, we will purchase shares for the distribution reinvestment plan on the exchange or market at the prevailing market price. We will then sell the shares to participants at that price. The discount from the public offering price per share will not exceed 5% of the market price of a share on the date of purchase. It is also possible that, prior to such listing or inclusion, a secondary market will develop for the shares, and that prices on the secondary market will be lower or higher than the price of shares purchased through the distribution reinvestment plan. We may purchase shares on the secondary market for sale under the distribution reinvestment plan and, if we choose to do so, participants will pay the price we paid to purchase such shares, which may be higher or lower than otherwise described in this section of this prospectus. Participants will also pay any fees and commissions paid by us in connection with any share purchases on the market on behalf of the distribution reinvestment plan. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment plan. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the distribution reinvestment plan.

      A participant may stop participating in the distribution reinvestment plan at any time without penalty, by delivering written notice to us. Prior to listing the shares on a national stock exchange or including them for quotation on a national market system, any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment plan with respect to the transferred shares.

      Within 90 days after the end of our fiscal year, we provide each participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distribution received during the prior fiscal year. The individualized statement to participants will include receipts and purchases relating to each participant’s participation in the distribution reinvestment plan including the tax consequences relative thereto. The directors, including a majority of independent directors, by majority vote may amend or terminate the distribution reinvestment plan upon 30 days’ notice to participants.

      Shareholders who participate in the distribution reinvestment plan will recognize dividend income, taxable to the extent our current or accumulated earnings and profits, in the amount as though they had received the cash rather than purchased the shares through the distribution reinvestment plan. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the distribution reinvestment plan will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment plan will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See “Federal Income Tax Considerations of Our Status as a REIT — Taxation of Taxable U.S. Shareholders” for a full discussion of the tax effects of distributions

REPORTS TO SHAREHOLDERS

      We intend to furnish our shareholders with annual reports containing consolidated financial statements audited by our independent certified public accountants.

LEGAL MATTERS

      The validity of the shares offered by this prospectus have been passed upon by Lewis & Kappes, P.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have Filed a registration statement on Form S-11 with the SEC with respect to the shares being issued in this offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement and the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are not necessarily complete and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

      After the offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our shareholders with annual reports containing financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference rooms.

APPENDIX A

DISTRIBUTION REINVESTMENT PLAN

      The Board of Directors of Alanar Real Estate Investment Trust Series 1 Corporation, an Indiana corporation, pursuant to its Bylaw 7.08., has adopted this Distribution Reinvestment Plan.

ARTICLE 1

DEFINITIONS

1.01 Definitions. For purposes of this Plan:

(a) “Act” means the Securities Act of 1933, as amended.

      (b) “Adviser” means the Person responsible for directing or performing the day-to-day business affairs of the Company, including a Person to which an Adviser substantially subcontracts all such functions.

(c) “Affiliate.” An affiliate of another Person includes any of the following:

                (i) Any Person directly or indirectly owning, controlling or holding, with power to vote ten percent or more of the outstanding voting securities of such other Person;

                (ii) Any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person;

                (iii) Any Person directly or indirectly controlling, controlled by, or under common control with such other Person;

                (iv) Any executive officer, director, trustee or general partner of such other Person; and

                (v) Any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

      (d) “Company” means Alanar Real Estate Investment Trust Series 1 Corporation, the Indiana corporation which has adopted this Plan.

(e) “Directors” means the Board of Directors of the Company, including the Independent Directors.

      (f) “Independent Directors” means the Directors of the Company who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Adviser or Company.

                (i) A Director shall be deemed to be associated with the Sponsor or Adviser if he or she:

                     (A) Owns an interest in the Sponsor, Adviser, or any of their Affiliates; or

                     (B) Is employed by the Sponsor, Adviser or any of their Affiliates; or

                     (C) Is an officer or director of the Sponsor, Adviser or any of their Affiliates; or

                     (D) Performs services, other than as a Director, for the Company; or

                     (E) Is a director for more than three real estate investment trusts organized by the Sponsor or advised by the Adviser; or

                     (F) Has any material business or professional relationship with the Sponsor, Adviser or any of their Affiliates.

                (ii) For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Adviser and Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Director’s:

                     (A) Annual gross revenue, derived from all sources, during either of the last two years; or

                     (B) Net worth, on a fair market basis.

                (iii) An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, Adviser, any of their Affiliates or the Company.

(g) “Market Price” means:

                (i) The price at which the Company is then offering shares to the public if the Company is then engaged in a public offering of shares or, if the Company is not so engaged; then

                (ii) The last reported price at which shares were sold on a national securities exchange, or, if the shares are not listed on a national securities exchange; then

                (iii) The last reported price at which the shares were sold on an automatic quotation system, or, if the shares are not quoted on such a system; then

                (iv) The combined bid and offer prices from those making a market in the shares, if the shares are sold over-the-counter, or, if the shares are not sold over-the-counter; then

                (v) The price at which Alanar Incorporated is offering to sell shares on the secondary market.

(h) “Offering” means the Company’s initial public offering of shares.

      (i) “Ownership Limit,” initially means 9.8%, in number of shares or value, of the issued and outstanding shares of the Company and, after any adjustment contemplated by Bylaw 10.07 of the Company, shall mean such lesser or greater percentage of such shares as so adjusted. The number and value of the issued and outstanding shares of the Company shall be determined by the Board in good faith, which determination shall be conclusive.

(j) “Participant” means a Company shareholder who participates in this Plan.

      (k) “Person” means any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

(l) “Plan” means this distribution reinvestment plan.

      (m) “Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. “Sponsor” does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

ARTICLE 2

APPLICATION OF DISTRIBUTIONS

2.01 Application of Distributions. As agent for the Participants, the Company will apply all distributions paid with respect to the shares held by each Participant, including distributions paid with respect to any full or fractional shares acquired under this Plan, to the purchase of the shares for such Participants through Alanar Incorporated. Neither the Company, Alanar Incorporated nor their Affiliates will receive compensation for selling shares under this Plan.

ARTICLE 3

PROCEDURE FOR PARTICIPATION AND PURCHASE OF SHARES

3.01. Procedure for Participation. Any shareholder who purchases shares pursuant to the Offering may elect to become a Participant by completing and executing the subscription agreement for the Offering or other appropriate authorization form as may be available from the Company or Alanar Incorporated. Participation in this Plan will begin with the next distribution payable after receipt of a Participant’s subscription or authorization. Shares will be purchased under this Plan on the record date for the distribution used to purchase the shares. Distributions for shares acquired under this Plan will be paid at the same time as distributions are paid on shares purchased outside this Plan and calculated with a daily record and distribution record date. Each participant agrees that if, at any time prior to listing of the shares on a national stock exchange or inclusion of the shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set out in the subscription agreement for the Offering, he or she will promptly so notify the Company in writing.

3.02. Purchase of Shares. Participants will acquire shares from the Company at a fixed price of $9.50 per share until the termination of the Offering. Thereafter, Participants will acquire shares, at the Company’s option, (i) from the Company at a price equal to 95% of the Market Price of a share on the date of purchase, until such time as the Company’s shares are listed on a national stock exchange or included for quotation on a national market system or (ii) if a secondary market for the shares develops, at the price paid by the Company for the shares in such secondary market, including any fees and commissions paid by the Company to purchase such shares. In the event of such listing or inclusion, shares purchased by the Company for this Plan will be purchased on such exchange or market, at the prevailing market price, and will be sold to shareholders at such price. Prior to such listing or inclusion, the discount per share shall not exceed 5% of the current Market Price of a share on the date of purchase. Participants in this Plan may also purchase fractional shares so that 100% of the distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under this Plan to the extent such purchase would cause the Ownership Limit of other share ownership restrictions imposed by the Company’s bylaws.

3.03. Secondary Market Purchases. The Company will endeavor to acquire shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring shares at the lowest possible price. If the shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any shares from the Offering for issuance under this Plan, which have not been issued as of the date of such listing or inclusion, will be cancelled, and such shares will continue to have the status of authorized but unissued shares. Those unissued shares will not be issued unless they are first registered with the Securities and Exchange Commission under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

ARTICLE 4

TERMINATION

4.01. Termination by Participant. A Participant may terminate participation in this Plan at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the shares on a national stock exchange or inclusion of the shares for quotation on a national market system, any transfer of shares by a Participant to a non-Participant will terminate participation in this Plan with respect to the transferred shares. Upon termination of Plan participation, distributions will be distributed to the shareholder in cash.

4.02. Amendment or Termination Plan by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate this Plan for any reason upon 30 days’ written notice to the Participants.

ARTICLE 5

MISCELLANEOUS

5.01. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

5.02. Governing Law. This Plan shall be governed by the law of Indiana, without regard to conflicts of laws principles.

5.03. Reports. Within 90 days after the end of the Company’s fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. The individualized statement to shareholders will include receipts and purchases relating to each Participant’s participation in this Plan including the tax consequences relative to such receipts and purchases.

APPENDIX B

SUBSCRIPTION AGREEMENT

To:	Alanar Real Estate Investment Trust
Series 1 Corporation
101 S. Main Street
Sullivan, Indiana 47882

Ladies and Gentlemen:

      By signing and delivering a copy of the attached Subscription Agreement Signature Page, I tender this subscription and apply for the purchase of the number of shares (“Shares”) in Alanar Real Estate Investment Trust Series 1 Corporation, an Indiana corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to “First Third Bank, as Escrow Agent for Alanar Real Estate Investment Trust Series 1 Corporation”.

      Payments for Shares will be held in an interest-bearing escrow account until the Company has received and accepted subscriptions for an aggregate of 500,000 Shares ($5,000,000), at which time First Third Bank will release the proceeds to the Company. If the Company does not sell 500,000 Shares within two (2) years of the initial offering date, the offering will be terminated and the Company will refund all the monies in escrow (plus interest and without deducting for escrow expenses) proportionately to investors.

      I hereby acknowledge receipt of the prospectus for the offering of the Shares dated                      , (the “Prospectus”).

      Prospective investors are advised of the following:

(a) The assignability and transferability of the Shares is restricted and will be governed by the articles of incorporation and bylaws and all applicable laws as described in the Prospectus.

(b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate their investment in the Shares.

(d) To the extent permitted by law, all controversies between a subscriber or its principals or agents and the Company, its agents or affiliates arising out of or concerning the purchase or ownership of shares shall be determined by arbitration only before the National Association of Securities Dealers, Inc. Any arbitration proceedings shall be held in Indianapolis, Indiana. This venue shall apply even if you have related disputes with other parties which cannot be resolved at the same locale. The law of the State of Indiana will apply in all respects including but not limited to determination of applicable remedies. The award of the arbitrator shall be binding on both parties, final, and judgment on the award may be entered in any State or Federal court having jurisdiction.

Standard Registration Requirements

      The following requirements have been established for the various forms of registration. Accordingly, complete subscription agreements and such supporting material as may be necessary must be provided.

Type of Ownership and Signature(s) Required

      (1) Individual: One signature required.

      (2) Joint Tenants with Right of Survivorship: All parties must sign.

      (3) Tenants in Common: All parties must sign.

      (4) Community Property: Only one investor signature required.

      (5) Pension or Profit Sharing Plans: The trustee signs the Signature Page.

      (6) Trust: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

      (7) Company: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign unless a “managing partner” has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted.

      (8) Corporation: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designation of the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board’s resolution authorizing the investment.

      (9) IRA and IRA Rollovers: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

      (10) Keogh (HR 10): Same rules as those applicable to IRAs.

      (11) Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

Instructions to Subscription Agreement Signature Page

Alanar Real Estate Investment Trust Series 1 Corporation
Subscription Agreement

Investment Instructions

      Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:

1.     Investment

      A minimum investment of $3,000 (300 Shares) is required, except for North Carolina which requires a $5,000 (500 Shares) minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF “FIFTH THIRD BANK, AS ESCROW AGENT FOR ALANAR REAL ESTATE INVESTMENT TRUST SERIES I CORPORATION.” Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “INVESTOR SUITABILITY STANDARDS.” Please indicate the state in which the sale was made.

2.     Type of Ownership

      Please check the appropriate box to indicate the type of entity or type of individuals subscribing

3.     Registration Name and Address

      Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner unless the registered owner is a partnership, corporation or trust.

4.     Investor Name and Address

      Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 3. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

5.     Subscriber Signature

      Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

6.     Distributions

a.	Distribution Reinvestment Plan: By electing the Distribution Reinvestment Program, the investor elects to reinvest dividends in the Company. The investor agrees to notify the Company in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

b.	Distribution Address: If cash distributions are to be sent to an address other than that provided in Section 5 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

      The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to the Underwriter. Only original, completed copies of Subscription Agreements can be accepted. Photocopies or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS

SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
PLEASE CALL (800) 447-4781

Alanar Real Estate Investment Trust Series 1 Corporation

Subscription Agreement Signature Page

1.     Investment.

# of Shares	Total $ Invested	Make Investment Check Payable to: Fifth Third Bank as Escrow Agent for Alanar Real Estate Investment Trust Series 1 Corporation

(# Shares x $10.00 = $ Invested) Minimum purchase 300 Shares or $3,000 (500 Shares or $5000 in North Carolina)	☐ Initial Investment (Minimum $3,000) (except in North Carolina, which requires a minimum of $5,000) ☐ State in which sale was made

2.     Type of Ownership.

☐ Individual (01)
☐  Joint Tenants With Right of Survivorship (02)
☐  Community Property (03)
☐  Tenants in Common (04)
☐  Custodian: A Custodian for                 under the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act of the State of                     (08)
☐ Other	☐ IRA (06) ☐ Keogh (10) ☐ Qualified Pension Plan (11) ☐ Qualified Profit Sharing Plan (12) ☐ Other Trust For the Benefit of ☐ Partnership (15)

3.     Registration Name and Address.

Please print name(s) in which Shares are to be registered. Include trust name, if applicable.

Mr	Mrs.	Ms.	MD	Ph.D.	DDS	Other	Taxpayer Identification Number
☐ ☐ - ☐ ☐ ☐ ☐ ☐ ☐ ☐

Social Security Number

☐ ☐ - ☐ ☐ ☐ ☐ ☐ ☐ ☐
Street Address and P.O. Box

City	State Zip Code
Home Telephone No. ( )	Business Telephone No. ( )
Birth Date	Occupation
Email Address

4.     Investor Name and Address.

(Complete only if different from registration name and address).

Mr	Mrs.	Ms.	MD	Ph.D.	DDS	Other
Name

Social Security Number

☐ ☐ - ☐ ☐ ☐ ☐ ☐ ☐ ☐
Street Address and P.O. Box

City	State Zip Code
Home Telephone No. ( )	Business Telephone No. ( )
Birth Date	Occupation

5.     Investor Signature.

      Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received the Prospectus	Initials	------- Initials
(b) I accept and agree to be bound by the terms and conditions of the Articles of Incorporation and Bylaws of the Company	Initials	------- Initials
(c) I have (i) a net worth (exclusive (for North Carolina residents, a net worth of at least $225,000) of home, home furnishings and automobiles) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, (for North Carolina residents, a net Worth of $60,000 and an annual income of $60,000) or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “INVESTOR SUITABILITY STANDARDS”.
	Initials	------- Initials
(d) I am purchasing the Shares for my own account	Initials	------- Initials
(e) I acknowledge that the Shares are not liquid	Initials	------- Initials
(f)  If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefore, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.
	Initials	------- Initials

I declare that the information supplied above is true and correct and may be relied upon the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

By Signing this Agreement, you Are not Waiving any Rights

under Federal or State Securities Laws

Signature of Investor or Trustee	Signature of Joint Owner, if applicable	Date

(Must Be Signed by Trustee(s) if IRA, KEOGH or Qualified Plan)

6.     Distributions.

a.	Check the following box to participate in the Dividend Reinvestment Program. ☐

b.	Complete following section only to direct distributions to a party other than registered owner.

Name
Account Number
Street Address
or P.O. Box
City State Zip Code

7.     Registered Representative.

(To Be Completed by Registered Representative)

Registered Representative Name Telephone No.
Broker-Dealer Street
Address or P.O. Box
City State Zip Code
----------------------------------- Registered Representative Signature

Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to

Fifth Third Bank as Escrow Agent for:

Alanar Real Estate Investment Trust Series 1 Corporation

(800) 447-4781
101 S. Main Street
Sullivan, Indiana 47882

ALANAR REAL ESTATE INVESTMENT

TRUST SERIES 1 CORPORATION

FINANCIAL STATEMENT

MAY 19, 2004

BRAY & ASSOCIATES CPA’s LLC

CERTIFIED PUBLIC ACCOUNTANTS

P.O. BOX 5 GREENCASTLE, IN 46135 (765) 653-8448 FAX (765) 653-3559 A. DAVID BRAY CPA EDWARD H. HAMMOND P.A.	MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS INDIANA CERTIFIED PUBLIC ACCOUNTANTS SOCIETY

Independent Auditor’s Report

To the Board of Directors

of Alanar Real Estate Investment
Trust Series 1 Corporation

We have audited the accompanying balance sheet as of May 19, 2004. The financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit included examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes accessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The company has not began any business operation. The audit is only used to show the Sponsor and Affiliates have made an initial investment with the anticipation of commencing an initial public offering.

In our opinion, the financial statement referred to above presents fairly in all material reports. The financial position of Alanar Real Estate Investment Trust Series 1 Corporation as of May 19, 2004 is in conformity with accounting principles generally accepted in the United States of America.

/s/ Bray & Associates CPA’s, LLC

Greencastle, In 46135

May 20, 2004

ALANAR REAL ESTATE INVESTMENT TRUST SERIES 1 CORPORATION

101 SOUTH MAIN STREET
SULLIVAN, IN 47882

BALANCE SHEET

May 19, 2004

ASSETS

Cash in Bank	$200,000

Total Asset	$200,000

LIABILITIES AND EQUITY

Capital	$200,000

Total	$200,00

The accompanying notes are an integral part of this Statement

ALANAR REAL ESTATE INVESTMENT TRUST SERIES 1 CORPORATION

Notes:

The Company

The Alanar Real Estate Investment Trust Series 1 Corporation an Indiana Corporation “Company” has not conducted any business, sold any securities, or other form of business. This audit only verifies the initial investment by the Sponsor or an Affiliate. The NASAA Guideline for a REIT’s minimum capital is an amount not less that the lesser of:

      a) 10% of the total net assets upon completing of the offering or

      b) $200,000 as an initial investment.

The Sponsor or Affiliate will convert their initial investment into shares of the Company if and when the Company sells the minimum offering as printed in the prospectus, which at this time has not been printed.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

      The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

SEC registration fee		$2,022.50
NASD filing fee	$
Printing and engraving fee		$50,000
Legal fees and expenses		$200,000
Accounting fees and expenses	$
Blue sky fees and expenses	$
Marketing expense allowance	$
Contingency	$

TOTAL	$

Item 32.	Sales to Special Parties.

      Note Applicable.

Item 33.	Recent Sales of Unregistered Securities.

Item 34.	Indemnification of Officers and Directors.

      Please refer to prospectus page 32

Item 35.	Treatment of Proceeds from Stock being Registered.

      Please refer to prospectus page 14

Item 36.	Financial Statements and Exhibits.

      For prospectus please refer to prospectus page 62

      For Exhibits please refer to part II of this registration statement

II-1

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that if has reasonable grounds to believe that it meets all requirements for filing Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sullivan, State of Indiana, on September 15, 2004.

ALANAR REAL ESTATE INVESTMENT TRUST
SERIES I CORPORATION

/s/ VAUGHN A. REEVES, JR.

Vaughn A. Reeves, Jr.
Chairman of the Board of Directors
Chief Executive Officer, President and Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the date indicated.

Signature	Title	Date

/s/ MARILOU LAWHEAD Marilou Lawhead	Chief Financial Officer and Director	September 15, 2004

/s/ JUDY MARTINDALE Judy Martindale	Secretary and Director	September 15, 2004

/s/ VAUGHN A. REEVES, SR. Vaughn A. Reeves, Sr.	Director	September 15, 2004

/s/ ABE D. MILLER Abe D. Miller	Director	September 15, 2004

II-2

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

1	Underwriting Agreement
3	Articles and Bylaws
5	Opinion of Lewis & Kappes, P.C. as to legality
8.1	Opinion of Lewis & Kappes, P.C. as to tax matters
10	Form of Advisery Agreement
23	Consent of Lewis & Kappes, P.C.